UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ___)

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Ramaco Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Ramaco Resources, Inc.
Notice of Annual Meeting of Shareholders
to be held on June 10, 2026
and Proxy Statement

April 27, 2026

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting, which is scheduled to be held on June 10, 2026, at 11:30 a.m. Eastern Time. The annual shareholder meeting will be completely virtual this year. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/METC2026. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

As explained in the enclosed Proxy Statement, at this year’s meeting you will be asked to vote FOR the election of three directors, FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2026, FOR the approval of an amendment to the Ramaco Resources, Inc. Long-Term Incentive Plan (the “LTIP”) to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares, and to participate in advisory votes to approve our executive compensation.

Your vote is very important to us – participate in the future of Ramaco Resources and exercise your shareholder right by voting your shares right away.

Only shareholders of record of our Class A common stock and Class B common stock (together, the “Common Stock”) at the close of business on April 20, 2026, or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to shareholders of our Common Stock or their proxy holders and Ramaco Resources’ guests. Only shareholders of our Common Stock or their valid proxy holders may address the meeting.

Please review the proxy card for the instructions on how you can vote your shares over the internet, by telephone or by mail. It is important that all Ramaco Resources’ shareholders, regardless of the number of shares of Common Stock owned, participate in the affairs of the Company.

Thank you for your continued interest in Ramaco Resources.

Sincerely,

Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors

2026 Proxy Statement

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250 West Main Street, Suite 1900

Lexington, Kentucky 40507

Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Ramaco Resources, Inc. (herein referred to as the “Company,” “Ramaco Resources,” “us,” “our,” and “we”). This is your notice for the meeting. The 2026 Annual Meeting of Shareholders will be conducted solely virtually, on the below date and time, via live audio webcast. You or your proxyholder may participate and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2026 and using your 16-digit control number.

TIME AND DATE

11:30 a.m. Eastern Time on June 10, 2026 (the “Annual Meeting”).

LOCATION

www.virtualshareholdermeeting.com/METC2026

ITEMS OF BUSINESS

1. To elect the three nominees named in the Proxy Statement as directors to hold office until the 2029 Annual Meeting of Shareholders (“Proposal 1”);

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (“Proposal 2”);

3. To approve an amendment to the Ramaco Resources, Inc. Long-Term Incentive Plan (“LTIP”) to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares (“Proposal 3”);

4. To vote to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement (“Proposal 4”); and

5. To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

Shareholders of record of our Class A common stock and Class B common stock (together, the “Common Stock”) at the close of business on April 20, 2026 (the “Record Date”), are entitled to vote on the matters presented at the Annual Meeting.

PROXY VOTING

Our Board of Directors is soliciting proxies from holders of our Common Stock to be voted at the Annual Meeting of Shareholders. Each share of Common Stock entitles the holder to one vote. You may vote either by attending the virtual meeting online or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the Proxy Statement that follows. Whether or not you plan to attend the virtual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet at http://www.proxyvote.com or by telephone at 1-800-690-6903, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the meeting regardless of whether you attend the virtual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2025, to you online with paper copies available, free of charge, upon request.

On or about April 27, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Sincerely,

Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors

April 27, 2026

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on June 10, 2026:

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2025 Annual Report to
Shareholders are available electronically at www.proxyvote.com

2026 Proxy Statement

RAMACO RESOURCES, INC.
250 West Main Street, Suite 1900
Lexington, Kentucky 40507
(859) 244-7455

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

Where is the Annual Meeting?

The Annual Meeting will be completely virtual. Shareholders can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2026.

Why is the Annual Meeting a virtual meeting?

We have decided to hold our Annual Meeting virtually. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

On what am I voting?
Item Description	More Information	Board Recommendation
Item 1: Election of directors.	Page 5	FOR each nominee
Item 2: Ratification of independent registered public accounting firm.	Page 52	FOR
Item 3: Approval of an amendment to the LTIP to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares.	Page 54	FOR
Item 4: Advisory vote on executive compensation.	Page 62	FOR
Who may vote?

Shareholders of record of our Class A common stock and our Class B common stock (together, the “Common Stock”) at the close of business on April 20, 2026, may vote at the meeting. Holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of the shareholders. As of April 20, 2026, there was a total of 65,677,144 shares of our Common Stock outstanding, consisting of 54,307,004 shares of Class A common stock and 11,370,140 shares of Class B common stock.

How many votes do I have?

You have one vote for each share of our Common Stock (you owned as of the record date for the meeting).

How do I vote?

Our proxy materials are available to shareholders on the Internet and by mail. You may read, print and download our 2025 Annual Report on Form 10-K, our Proxy Statement and proxy card at http://www.proxyvote.com. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by the Internet at http://www.proxyvote.com or by telephone at 1-800-690-6903 prior to the meeting, by regular mail or by attending and voting at the virtual meeting by visiting www.virtualshareholdermeeting.com/METC2026. Each of these voting options is described in the Notice of Availability of Proxy Materials (the “Notice of Availability” or “Notice”) and the proxy card.

To ensure that your vote is counted at the meeting, regardless of whether you plan to attend the meeting virtually, you should vote by using the Internet voting option on your proxy card or mailing in your proxy card to Ramaco Resources’ address shown above. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the board of directors (the “Board” or “Board of Directors”). If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted per your instructions.

What are the Board of Directors’ recommendations?

The Board of Directors’ recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors and the Audit, Finance and Investment Committee (the “Audit Committee”) recommend a vote as follows:

•        FOR Proposal 1, the election of the three nominees named in this Proxy Statement as directors.

•        FOR Proposal 2, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

•        FOR Proposal 3, the approval of an amendment to the LTIP to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares.

•        FOR Proposal 4, the approval, on an advisory basis, of the Company’s executive compensation as reported in this Proxy Statement.

If any other matters properly come before the Annual Meeting, we will vote the shares in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•        submitting a new proxy card with a later date;

•        attending the virtual Annual Meeting and following the voting instructions provided on the meeting website; or

•        giving written notice to the Corporate Secretary at Ramaco Resources’ address shown above.

Will my shares be voted if I do not provide my proxy and don’t attend the Annual Meeting?

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters.

We believe Proposal 1, Proposal 3 and Proposal 4 are non-routine matters and, therefore, the broker may not exercise discretionary voting authority to vote your shares on such proposals without receiving instructions from you. We believe that Proposal 2 is a routine matter and, therefore, the broker may vote your shares on such proposal without receiving instructions from you.

Broker non-votes, if any, will not be counted as having been voted in person or by proxy, but pursuant to Delaware corporate law, they will, so long as at least one discretionary item is on the meeting’s agenda, be counted for purposes of determining whether a quorum is present.

How do I attend the virtual meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live audio webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/METC2026 and use their 16-digit Control Number provided in the Notice to log in to the website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage shareholders to log in to this website and access the webcast at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. We intend to offer the same participation opportunities as would be provided at an in-person meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the voting power of all of the outstanding shares of stock entitled to vote as of the record date must be represented at the meeting, either by proxy or by joining the virtual meeting. Shares of Common Stock owned by Ramaco Resources are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve the proposals?

The following votes must be received:

•        With respect to Proposal 1, under our Second Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast at the meeting, so long as a quorum is present. This means that the directors who receive the most “FOR” votes are elected up to the maximum number of directors to be elected at a meeting at which a quorum is present. “Withhold” votes and broker non-votes will not affect the outcome of the vote. The directors in the other classes will continue for the remainder of their respective terms.

•        With respect to Proposal 2, regarding the ratification of the appointment of Grant Thornton LLP, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions, and, therefore, there will be no broker non-votes on this proposal.

•   With respect to Proposal 3, regarding the vote to approve an amendment to the LTIP to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions have the effect of a vote against this proposal and broker non-votes will not affect the outcome of the vote.

•   With respect to Proposal 4, regarding the vote to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions have the effect of a vote against this proposal. Broker non-votes, if any, will not affect the outcome of the vote. Because the vote on Proposal 4 is advisory and therefore will not be binding on the Company, the Board will review the voting result and take it into consideration when making future decisions regarding executive compensation.

Who conducts the proxy solicitation and how much will it cost?

Ramaco Resources is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies. We can request proxies through the mail or by telephone, fax or Internet. We can use directors, officers and other employees of Ramaco Resources to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We have engaged Saratoga Proxy Consulting, LLC (“Saratoga”), a proxy soliciting firm, to assist with the solicitation of proxies for a fee of $12,500, plus expenses. Saratoga may solicit the return of proxies, either by mail, telephone, email or through personal contact. The cost of solicitation will be borne by us, including the fees of Saratoga. We will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our Common Stock.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

Our Board is currently composed of ten members. Effective April 13, 2022, the Board approved the implementation of a staggered board pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, consisting of three classes. The term of one class expires each year on the date of the annual meeting of shareholders or special meeting in lieu thereof, and any director subsequently appointed to fill a vacancy shall hold office for the remaining term of the director’s predecessor. As of the date of this proxy, each nominee for election currently serves as a director and, if elected, will serve for a term expiring on the date of the Annual Meeting of Shareholders in 2029 or the special meeting in lieu thereof.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Directors

The following table sets forth information with respect to our three director nominees for election at the Annual Meeting and our seven continuing directors:

Name	Age	Director Since	Position(s)
Nominees Standing for Election; Term to Expire in 2029
Bryan H. Lawrence	83	December 2016	Director
David E.K. Frischkorn Jr.*	75	January 2021	Director
Michael R. Graney*	66	September 2025	Director
Directors Not Standing for Election; Term to Expire in 2028
Randall W. Atkins	73	August 2015	Director Chairman of the Board (since August 2015) Chief Executive Officer (since January 2021) Former Chief Financial Officer (from July 2018 through May 2019)
Richard M. Whiting*	71	December 2016	Director
Evan H. Jenkins	65	March 2025	Director Vice-Chairman of the Board (since March 2025) Secretary (since February 2024) General Counsel (February 2024 through April 2025)
Joseph Manchin III*	78	April 2025	Director
Directors Not Standing for Election; Term to Expire in 2027
Peter Leidel	69	November 2019	Director
C. Lynch Christian III*	74	June 2019	Director
Aurelia Skipwith Giacometto*	45	January 2022	Director

*        Independent

Listed below are the biographies of each director. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company. No current director or executive officer has any family relationship with any other executive officer, director, or director nominee.

NOMINEES STANDING FOR ELECTION; TERM TO EXPIRE IN 2029

BRYAN H. LAWRENCE

Bryan H. Lawrence, age 83, has served as a member of our Board since December 2016. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC (“Yorktown Partners”), which manages the Yorktown group private equity partnerships with approximately $5.0 billion of capital under management that invest in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of publicly traded Epsilon Energy, Ltd., Hallador Energy Company, Riley Exploration Permian, Inc. and Star Group, L.P. and certain nonpublic companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

We believe that Mr. Lawrence’s wealth of industry-specific transactional skills and experience qualify him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None
DAVID E.K. FRISCHKORN, JR.

David E.K. Frischkorn, Jr., age 75, has served as a member of our Board since January 2021. Mr. Frischkorn is an investment banker with more than 40 years of energy industry experience. Previously, Mr. Frischkorn was Managing Director, Corporate Finance at Seaport Global Holdings LLC, an investment bank, from November 2011 to December 2017. Mr. Frischkorn also served as Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, from September 2004 to September 2011, and as Managing Director of the Energy Group of Jefferies & Co., an investment bank, from August 1996 to February 2003. Mr. Frischkorn holds an M.B.A. in Finance and Accounting from Columbia Business School and a B.A. in Economics and German from Tufts University.

We believe that Mr. Frischkorn’s extensive experience in the energy industry brings valuable strategic and analytical skills and qualifies him to serve on our Board of Directors.

Independent Director Nominee Committees: Audit, Finance and Investment, Compensation, and Environmental, Health and Safety

MICHAEL R. GRANEY

Michael R. Graney, age 66, has served as a member of our Board since September 2025. Mr. Graney has over 35 years of experience as an entrepreneur, business leader, and executive in Appalachia and brings a wealth of expertise in economic development, energy, and community service. Since August 2025, Mr. Graney has been performing personal consulting services in West Virginia. In October 2024, Mr. Graney was appointed as Acting Cabinet Secretary for the West Virginia Department of Economic Development; a position he held until August 2025. From October 2017 through August 2025, Mr. Graney served as Executive Director of the West Virginia Department of Economic Development, where he oversaw state government programs focused on improving the economic well-being of West Virginia through new business attraction, job growth, and strategic community development. Mr. Graney has been involved in real estate investments in retail and industrial spaces since 1992. Previously, Mr. Graney has held executive level positions in numerous privately held energy related businesses. Mr. Graney received a Bachelor of Arts degree from University of Virginia, and an M.B.A. from UVA Darden School of Business.

We believe that Mr. Graney’s extensive leadership, governmental, and financial experience brings valuable strategic and managerial skills and qualifies him to serve on our Board of Directors.

Independent Director Nominee Committees: Compensation, Audit, Finance and Investment, and Government Relations

DIRECTORS NOT STANDING FOR ELECTION; TERM TO EXPIRE IN 2028

RANDALL W. ATKINS

Randall W. Atkins, age 73, was a Founder of the Company and has served as Chairman of our Board since August 2015, and as our Chief Executive Officer since January 2021. Mr. Atkins also served as our Chief Financial Officer from July 2018 to May 2019. Mr. Atkins has been involved in energy related investment and financing activities for over 40 years. He also has served as Chairman and Chief Executive Officer of the predecessor company, Ramaco Coal, LLC, from 2011 to 2022. Prior to the formation of Ramaco, Mr. Atkins was a banker at J.P. Morgan and had worked in various investment banking and private equity positions in the mining and energy fields. Mr. Atkins is a current member of the re-established Department of Energy’s National Coal Council (“NCC”) and was the immediate former Chairman of the NCC. He was also appointed by the Department of Energy as a United States representative to the International Energy Agency’s Coal Advisory Board and Critical Minerals Working Group where he is a member of the Executive Committee. He sits on the board of directors of the National Mining Association (“NMA”). He began his career at Ashland Oil, Inc. Mr. Atkins holds a B.A. degree from Duke University and a J.D. degree from Washington & Lee University School of Law.

We believe that Mr. Atkins’ considerable financial and energy investment experience brings important and valuable skills to the Board of Directors and qualifies him to serve on our Board of Directors.

Non-Independent Director Chairman of the Board Committees: None

RICHARD M. WHITING

Richard M. Whiting, age 71, has served as a member of our Board since December 2016. Mr. Whiting most recently served as President of Kinder Morgan Resources LLC, and before that as President, Chief Executive Officer, and Director of Patriot Coal Corporation (“Patriot Coal”). Prior to the spin-off of Patriot Coal from Peabody Energy Corporation (“Peabody”), Mr. Whiting served in various positions at Peabody including Executive Vice President & Chief Marketing Officer, President & Chief Operating Officer and Director. Mr. Whiting has served as both a Director and on the Executive Committee of the NMA. He has also served as a Director of the National Coal Council and as a member of the Society of Mining Engineers Foundation Board of Trustees. Mr. Whiting holds a B.S. degree in Mining Engineering from West Virginia University.

We believe that Mr. Whiting’s business experience and leadership roles bring valuable strategic and analytical skills and qualify him to serve on our Board of Directors.

Independent Director Committees: Audit, Finance and Investment, Compensation, and Nominating and Corporate Governance
EVAN H. JENKINS

Evan H. Jenkins, age 65, has served as a member of our Board and as Vice-Chairman of the Board since March 2025, and has served as Secretary of the Company since February 2024. He also currently serves as president of The Ramaco Foundation and a member of its board of directors, positions he has held since May 2022. Mr. Jenkins served as General Counsel of the Company from February 2024 through April 2025. Immediately prior to joining Ramaco, Mr. Jenkins was Senior Vice President, Government Affairs at the U.S. Chamber of Commerce from September 2022 through February 2024. Mr. Jenkins owned and managed Evan Jenkins PLLC, a law firm, from February 2022 through September 2022. Mr. Jenkins previously served on the West Virginia Supreme Court of Appeals from October 2018 through February 2022 including a term as Chief Justice from January 2021 through December 2021. Mr. Jenkins is also a former two term U.S. Congressman representing West Virginia’s 3rd congressional district, and a longtime state legislator serving in the West Virginia House of Delegates and West Virginia State Senate. Mr. Jenkins has significant private sector experience as a practicing labor and employment attorney and also previously served as the chief executive officer of a statewide association in West Virginia. Mr. Jenkins received his bachelor’s degree in business administration from the University of Florida and his law degree from the Cumberland School of Law at Samford University.

We believe Mr. Jenkins’ experience and background in law, public policy, and organization management qualifies him to serve on our Board of Directors.

Non-Independent Director Committees: None

JOSEPH MANCHIN III

Joseph Manchin III, age 78, has served as a member of our Board since April 2025. He has served on the board of directors, and as the Chairman, of Karbon Capitol Partners since December 2025. Senator Manchin has also served on the board of directors of Athene Holding Ltd. since February 2025 and is a member of Athene’s legal and regulatory committee. Athene is the insurance arm of Apollo Global Management (“Apollo”). Senator Manchin has also served as an adviser to Apollo since February 2025. From 2010 to 2025, Senator Manchin served as a US Senator for West Virginia. During his time in the Senate, Senator Manchin was a member of the Senate Energy and Natural Resources Committee, where he served as Chair, as well as the Appropriations, Armed Services, and Veterans’ Affairs Committees. Before his tenure in the Senate, Senator Manchin served as the 34th Governor of West Virginia from 2005 to 2010 and as West Virginia Secretary of State from 2001 to 2005. In addition to his work in public policy, Senator Manchin has supported his home state of West Virginia through various philanthropic initiatives, including education and workforce development programs.

Senator Manchin graduated from West Virginia University with a Bachelor of Arts degree in business administration.

We believe that Senator Manchin’s extensive experience in governance, his deep understanding of energy policy, and his commitment to economic development and public service qualifies him to serve on our Board of Directors.

Independent Director Committees: Environmental, Health and Safety, Technology, and Government Relations

DIRECTORS NOT STANDING FOR ELECTION; TERM TO EXPIRE IN 2027

PETER LEIDEL

Peter Leidel, age 69, has served as a member of our Board since November 2019. Mr. Leidel is a founder and partner of Yorktown Partners. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Leidel was a partner in the venture capital group and invested in a variety of private companies with a particular focus on energy investments until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Leidel’s focus is on energy companies in a variety of different industries. He was previously in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of the University of Wisconsin Foundation and the American Spectator Foundation, as well as several private energy companies. He served as an adjunct faculty member at the University of Pennsylvania’s School of Business, where he taught financial and managerial accounting. Mr. Leidel became a Certified Public Accountant in 1979. He received his B.B.A. with Honors from the University of Wisconsin and M.B.A. from the Wharton School at the University of Pennsylvania.

We believe that Mr. Leidel’s extensive experience in private equity and extensive leadership experience qualifies him to serve on our Board of Directors.

Non-Independent Director Committees: None

C. LYNCH CHRISTIAN III

C. Lynch Christian III, age 74, has served as a member of our Board since June 2019. Mr. Christian has been involved in coal mining and coal land leasing and management since 1980 as an officer and director of Imperial Colliery Company and Milburn Colliery Company. Among other energy related businesses, Mr. Christian has experience as an officer and director of companies providing mining and hydraulic equipment, material crushing and handling equipment, conveyor design and installation and crane and rigging services. Prior to commencing work in the coal industry, Mr. Christian practiced energy law with the firm of Jackson Kelly PLLC in Charleston, West Virginia. Mr. Christian is a graduate of the University of North Carolina and Washington & Lee University School of Law.

We believe that Mr. Christian’s management experience and lengthy career in the Appalachian coal industry qualifies him to serve on our Board of Directors.

Independent Director Committees: Environmental, Health and Safety, Technology, and Nominating and Corporate Governance
AURELIA SKIPWITH GIACOMETTO

Aurelia Skipwith Giacometto, age 45, has served as a member of our Board since January 2022. Ms. Giacometto has a wide background as an experienced government administrator at the federal level, an attorney, a scientist, and a businesswoman. She served as Deputy Assistant Secretary in the Department of the Interior from 2017 until she was confirmed as Director of the United States Fish and Wildlife Service in 2019, a position she held until early 2021. She served as the General Counsel of AVC Global, an international logistics company that operates using blockchain technology until 2023, she co-founded the company in 2016. Ms. Giacometto served as Secretary of the Louisiana Department of Environmental Quality, a Cabinet-level position under Governor Landry from 2024 until her resignation in 2025 to become a Partner at Earth & Water PLLC, a boutique law firm in Washington, DC. In 2026, she began teaching environmental law as an adjunct professor at Howard University in Washington, DC.

Ms. Giacometto began her career at Monsanto Company in the regulatory research division developing crops for national and international commercial markets. She later served in both legal and research positions at the United States Department of Agriculture and as an intellectual property consultant to the United States Agency for International Development. She was Assistant Corporate Counsel at Alltech, a global leader in the animal feed industry, where her focus was on the Crop Science division for both regulatory and legal activities.

Ms. Giacometto received her Bachelor of Science in biology from Howard University, a Master of Science in molecular genetics from Purdue University and a Juris Doctor degree from the University of Kentucky College of Law. She is licensed in Kentucky and Washington, DC.

We believe that Ms. Giacometto’s government experience and leadership roles bring valuable strategic and analytical skills and qualify her to serve on our Board of Directors.

Independent Director Committees: Technology, Nominating and Corporate Governance, and Government Relations

Required Vote

A plurality of the votes cast is required to elect director nominees, so long as a quorum is present. Accordingly, the three nominees who receive the greatest number of votes cast by shareholders entitled to vote at the Annual Meeting will be elected.

Recommendation.

The Board of Directors recommends a vote FOR the election of each of the three identified nominees standing for election as directors.

CORPORATE GOVERNANCE

Criteria for Director Nominations

The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. In assessing the qualifications of candidates for nomination as director, in addition to qualifications set forth in our Bylaws and Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee also considers whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties.

The Nominating and Corporate Governance Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Nominating and Corporate Governance Committee has identified the following considerations and areas of expertise that are particularly relevant to service on the Board:

•        Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

•        Finance and Accounting — Senior executive-level experience or membership on a board audit committee with an extensive understanding of finance and accounting matters such as capital markets, corporate finance, M&A, financial accounting and reporting, auditing, Sarbanes-Oxley compliance and internal controls.

•        Industry — Extensive knowledge and experience in the coal and steel industries.

•        Diversity — The Board is committed to a policy of inclusiveness and diversity. The Nominating and Corporate Governance Committee and the Board also consider the diversity of the Board and believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.

Although the Board is willing to consider candidates recommended by our shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our shareholders. The Board believes that a formal policy is not necessary or appropriate because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations to us at our principal executive offices at Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, in accordance with the procedures described in our Bylaws. Unless the Board determines otherwise, the 2027 Annual Meeting of Shareholders will be held on or about June 10, 2027. The Board will therefore consider recommendations for the 2027 Annual Meeting of Shareholders if they are received on or after the close of business on February 10, 2027, but no later than the close of business on March 12, 2027.

In addition to satisfying the foregoing requirements and those set forth under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than April 11, 2027 (i.e., the date that is 60 calendar days prior to the anniversary date of this annual meeting of shareholders). The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

Director Independence

Our Board is composed of a majority of independent directors in accordance with the Nasdaq Global Select Market listing requirements and rules (the “Nasdaq Rules”). All members of our Board, except Messrs. Atkins, Leidel, Lawrence, and Jenkins have been determined by the Board to be independent. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth in the Nasdaq Rules. The Board affirmatively determined that Messrs. Christian, Frischkorn, Graney, Whiting and Manchin and Ms. Giacometto are independent under the Nasdaq Rules. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Board has affirmatively determined that Messrs. Graney, Frischkorn, Christian, and Whiting are independent under the Nasdaq Rules for Audit Committee membership, including those requirements set forth in Rule 10A-3 under the Exchange Act. Additionally, the Board has affirmatively determined that Messrs. Whiting, Graney and Frischkorn are independent under the additional standards for compensation committee membership under the Nasdaq Rules.

The independence standards included in the Nasdaq Rules specify the criteria by which the independence of our directors is determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent registered public accounting firm.

Code of Conduct and Financial Code of Ethics

Our Code of Conduct and Financial Code of Ethics provide general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Conduct and Financial Code of Ethics are available on our Internet website, www.ramacoresources.com.

We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct or Financial Code of Ethics to the extent applicable to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer (or other principal accounting officer) or that relates to any element of the SEC’s definition of a “code of ethics.”

Conflicts of Interest and Related-Party Transactions

The Audit Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our senior officers, directors or other “related persons” under Item 404(a) of the SEC’s Regulation S-K and in accordance with our Related Persons Transactions Policy.

Our Code of Conduct provides that all directors, officers and other employees should avoid actual conflicts of interest as well as potential conflicts of interest, and our Financial Code of Ethics, applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer (or other principal accounting officer) and other senior financial officers, similarly obligates those employees to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Any questionable situation is required to be disclosed to an employee’s direct supervisor or the Chief Compliance Officer, which is currently our General Counsel.

Pursuant to our Code of Conduct and our Related Persons Transactions Policy, the Board has delegated to the Audit Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving senior officers or directors of the Company or other related persons under the applicable rules of the SEC. Our Code of Conduct requires that (i) each director and officer shall promptly disclose to the Chief Compliance Officer any potential conflicts of interest he or she (or a member of such person’s immediate family) may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chief Compliance Officer shall promptly advise the Audit Committee and the Chief Executive Officer of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

In accordance with our Related Persons Transactions Policy, in determining whether to approve or ratify a related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the benefits to the Company and the related person, (3) the extent of the related person’s interest in the transaction, (4) the nature of the interest of the related person and (5) whether the transaction may involve a conflict of interest.

Insider Trading Policy and Policy with Respect to Hedging Transactions

We have adopted an amended and restated Insider Trading Policy to provide guidance to directors, officers, employees, consultants of the Company, and the Company itself with respect to transactions in the Company’s securities and derivative securities relating to the Company’s Common Stock, whether or not issued by the Company for the purpose of promoting compliance with applicable securities laws. The Insider Trading Policy applies to the Company, as well as its directors, officers, employees, and consultants who receive or are aware of material, non-public information regarding (1) the Company and (2) any other company with publicly-traded securities, including the Company’s customers, joint-venture or strategic partners, vendors, and suppliers, obtained in the course of employment by or in association with the Company.

The Insider Trading Policy also addresses the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Hedging or monetization transactions, whether direct or indirect, involving the Company’s securities are completely prohibited.

Board Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction and membership of the Board. Randall W. Atkins, our Chief Executive Officer, serves as the Chairman of the Board. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in current circumstances, the Chairman and Chief Executive Officer roles were separate from 2017 through 2020.

Our Board structure includes strong oversight by independent directors. Mr. Atkins and Mr. Evan H. Jenkins are the only members from our management who serve on the Board and a majority of our other directors are independent. Where required by Nasdaq Rules, the Board’s committees are chaired by an independent director and, likewise, in cases where required by Nasdaq Rules, all committee members are independent.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact Ramaco Resources, and risk oversight is the responsibility of the full Board. The Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Throughout the year, the full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. The Board reviews include litigation and other legal matters, regulatory developments, budget and policy, and industry and economic developments. In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

•        the Audit Committee oversees the management of financial risks and oversees the Ramaco IT Steering Committee which is responsible for overseeing cybersecurity risks;

•   the Compensation Committee oversees the management of risks relating to our employee compensation plans and arrangements;

•   the Nominating and Corporate Governance Committee oversees the management of risks relating to policies and practices in areas of corporate governance;

•        the Environmental, Health and Safety Committee oversees the management of risks relating to our environmental, health and safety policies, programs and initiatives;

•        the Government Relations Committee assists the Board, in an advisory capacity, by providing oversight and support in reviewing the Company’s current and planned interactions and relationships with federal, state, and local governmental entities and their regulatory agencies; and

•        the Technology Committee oversees the management of risks relating to our technology development, transactions, programs and strategy.

Director Attendance

Last year, the Board met 5 times, and the standing committees met a total of 29 times. Each director attended more than 75% of the meetings (in person or by telephone) of the Board of Directors and each of the committees on which he or she served in 2025. Board members are invited and generally expected to attend our annual meeting of shareholders, and two of our directors attended the 2025 Annual Meeting of shareholders.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. The Board previously established four committees to assist the Board in performing its functions: the Audit Committee, the Compensation Committee, the Environmental, Health and Safety Committee and the Nominating and Corporate Governance Committee. In addition, in September 2021, the Board established the Finance and Investment Committee, and in April 2022, the Board established the Technology Committee. In December 2025 the Board merged the Finance and Investment Committee into the Audit Committee, with the full name of the Committee now the Audit, Finance and Investment Committee, and formed the Government Relations Committee. Messrs. Randall W. Atkins, Bryan H. Lawrence, Peter Leidel, and Evan H. Jenkins do not currently serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement, as well as the number of meetings each committee held during 2025:

Director‡	Audit, Finance and Investment Committee	Compensation Committee	Environmental, Health and Safety Committee	Nominating and Corporate Governance Committee	Government Relations Committee	Technology Committee
C. Lynch Christian III			X*	X		X
David E. K. Frischkorn, Jr.	X	X*	X
Aurelia Skipwith Giacometto				X*	X	X
Michael R. Graney	X	X			X*
Richard M. Whiting	X*	X		X
Joseph Manchin III			X		X	X*
Number of Meetings Held in 2025	16**	1	4	4	0	4

‡       Patrick C. Graney III was a member of the Compensation Committee, the Nominating and Corporate Governance Committee, and the former Finance and Investment Committee at the time of his passing in August 2025. C. Lynch Christian, III was a member of the Audit Committee until February 19, 2026, and attended the meetings of the Audit Committee during 2025. Michael R. Graney did not join the Board until September 2025 and therefore only attended three Board meetings in 2025. The Government Relations Committee was formed in December 2025 and thus held no meetings in 2025.

*        Denotes Chairperson.

**      Total includes 5 meetings held by the Finance and Investment Committee, and 11 meetings held by the Audit Committee, which were later merged to form the Audit, Finance and Investment Committee on February 18, 2026.

AUDIT, FINANCE AND INVESTMENT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•   the integrity of the financial reports and other financial information provided by us to the public or any governmental body;

•   our compliance with legal and regulatory requirements;

•   our systems of internal controls over financial reporting;

•   the qualifications, independence and performance of our independent auditors;

•   our auditing, accounting and financial reporting processes generally;

•   oversees the Ramaco IT Steering Committee which is responsible for overseeing cybersecurity risks;

•   financial position, plans and programs (including financial risk mitigation practices);

•   allocating and using Company capital for strategic investments;

•   assisting the Board in fulfilling and discharging its responsibilities relating to the oversight of our capital assets and financing strategy; and

•   the performance of such other functions as the Board may assign from time to time.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 51.

The Board of Directors has determined that Mr. Whiting is an audit committee financial expert within the meaning of the regulations of the SEC, and that each member of the Audit Committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to assist the Board in fulfilling its oversight responsibility for:

•   our executive and director compensation; and

•   the administration of our stock incentive plans and our Dodd-Frank Restatement Recoupment Policy.

Each of the members of our Compensation Committee is an independent director under the Nasdaq listing standard, qualifies as an “outside director” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” in accordance with Rule 16b-3 under the Exchange Act. The Compensation Committee’s report is on page 36.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The primary responsibility of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its oversight responsibility for:

•   identifying individuals qualified to become directors consistent with criteria approved by the Board and recommending to the Board the qualified candidates for directorships to be filled;

•   the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•   developing and recommending to the Board a set of corporate governance guidelines and principles.

Each of the members of our Nominating and Corporate Governance Committee is an independent director under the Nasdaq listing standards.

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE

The primary responsibilities of the Environmental, Health and Safety Committee are to assist the Board in fulfilling its oversight responsibility for our environmental, health and safety policies, programs and initiatives.

GOVERNMENT RELATIONS COMMITTEE

The primary responsibility of the Government Relations Committee is to assist the Board, in an advisory capacity, by providing oversight and support in reviewing the Company’s current and planned interactions and relationships with federal, state, and local governmental entities and their regulatory agencies.

TECHNOLOGY COMMITTEE

The primary responsibility of the Technology Committee is to assist the Board in fulfilling its oversight responsibility for proposed transactions and intellectual property rights in each case as it relates to coal technologies (and processes covering coal technologies), development of technologies derived from coal and alternative uses for coal.

Executive Sessions of the Board

The size of the Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. The Board will hold separate, scheduled meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.

Determining Executive and Director Compensation

The Compensation Committee of the Board is responsible for determining executive and director compensation. For executive officers other than the Chief Executive Officer, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Chief Executive Officer may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than for the Chief Executive Officer but may not vote on such deliberations.

In 2025, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”), an independent compensation consultant within the meaning of the rules of the SEC and Nasdaq. Meridian was engaged by the Compensation Committee pursuant to the authority delegated under its charter and serves at the direction of the Compensation Committee. At the request of the Compensation Committee, Meridian provided an assessment of the competitiveness of our executive compensation program and independent director compensation as compared with our competitors, and our Compensation Committee used this assessment as one of several factors in approving target levels of compensation for each executive officer and independent director.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2025, no person who served as a member of our Compensation Committee was, during such period, an officer or employee of the Company, or has ever been one of our officers, and no such person had any transaction with us required to be disclosed in “Related Party Transactions” below. In addition, during the year ended December 31, 2025, (1) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; (2) none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and (3) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Shareholder Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this Proxy Statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

Ramaco Resources’ Annual Report on Form 10-K, the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Environmental, Health and Safety Committee, Government Relations Committee, Technology Committee, the Code of Conduct and Financial Code of Ethics can be found on our website at www.ramacoresources.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this Proxy Statement.

RELATED PARTY TRANSACTIONS

Transactions

On April 1, 2023, Ramaco Carbon, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, employed the brother of Mr. Atkins, as Director of Carbon Development to provide management services related to research and analysis of existing carbon products and development of new products for commercialization. During the year ended December 31, 2025, the Company paid $677,000 to the brother of Mr. Atkins in connection with these services.

During the year ended December 31, 2025, the Company paid $116,000 for information technology and public affairs services to an entity owned by the son of Mr. Atkins.

On November 3, 2025, Ramaco Development, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, employed the son-in-law of Mr. Atkins, George Cpin, as Vice President — Finance and Investor Relations. During the year ended December 31, 2025, the Company paid $79,000 to Mr. Cpin in connection with this employment. The Company will pay Mr. Cpin an annual base salary of $300,000 for the fiscal year ending December 31, 2026, payable in accordance with the Company’s standard payroll practices as in effect from time to time. On January 6, 2026, Ramaco Development, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, employed the son of Mr. Atkins, Orin Atkins, as Senior Vice President — Sales and Marketing of Critical Minerals. The Company will pay Orin Atkins an annual base salary of $275,000 for the fiscal year ending December 31, 2026, payable in accordance with the Company’s standard payroll practices as in effect from time to time.

In April 2026, the Company paid $31,485.00 to the law firm of Jones & Associates for legal services performed prior to February 28, 2025. Jones & Associates was owned and managed by Mr. Jones, a former director of the Company who served on the Board from January 2021 until his resignation effective March 14, 2025. Mr. Jones was appointed as a Director Emeritus effective March 14, 2025, and General Counsel of the Company effective May 1, 2025.

Other Professional Services — The Company has also entered into professional services with two other related parties, which have been aggregated due to immateriality. Professional services incurred for these related parties were less than $0.1 million in 2025.

Ramaco Foundation — The Company made a charitable cash contribution of $0.5 million during 2025 to the Ramaco Foundation. The Ramaco Foundation is an unconsolidated not-for-profit organization whose board of directors includes several members of the Company’s management and Board.

Review, Approval or Ratification of Transactions with Related Persons

We maintain a written Related Persons Transactions Policy (the “Policy”) for approval of related party transactions. A “Related Persons Transaction” is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest (other than solely because of being a director or a less than 10% beneficial owner of another entity). A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or a director nominee;

•        any person who is known by us to be the beneficial owner of more than 5% of our Common Stock;

•   any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our Common Stock; and

•        an entity that is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of the entity.

The Audit Committee is charged with reviewing the material facts of all Related Persons Transactions and either approving or disapproving of the Company’s participation in such transactions under the Policy, which pre-approves or ratifies (as applicable) certain related person transactions, even if the aggregate amount involved exceeds or will exceed $120,000, including:

•        any employment by the Company of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•        director compensation that is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•        any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares if the aggregate amount involved for any particular service does not exceed the greater of $100,000 or 3% of that company’s total annual revenues;

•        charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 3% of the charitable organization’s total annual revenues; and

•        any transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends) is pre-approved or ratified (as applicable).

In determining whether to approve or disapprove entry into a Related Persons Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest.

The Company’s General Counsel, or such other officer designated by the Board, serves as the “Compliance Officer” for purposes of the Policy. Directors and executive officers must inform the Compliance Officer at the earliest practicable time of any plan or proposal to engage in a potential Related Persons Transaction and supply the Compliance Officer with full details regarding the terms and circumstances of such transaction, including information required to be supplied to enable the Audit Committee to make its determination, as provided for above. If the Compliance Officer is involved in a potential Related Persons Transaction, he or she must inform the Chief Executive Officer and the Audit Committee.

Further, the Policy requires that all Related Persons Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules, and regulations. All transactions, including Related Persons Transactions involving amounts less than $120,000, are subject to the Company’s Code of Conduct, which contains provisions regarding potential conflicts of interest.

DIRECTOR COMPENSATION

Our Compensation Committee oversees fee levels and other elements of compensation for our non-employee directors. During fiscal year 2025, each non-employee director was generally entitled to receive the following compensation for service on our Board;

Cash Compensation

•        an annual cash retainer of $150,000.

Equity Compensation

•        an LTIP award of $100,000 in shares of Class A common stock. In 2025, each Director received 10,560 shares of Class A common stock.

All compensation is subject to proration for partial years of Board service. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts received by our non-employee directors for fiscal year 2025 as well as additional material information in connection with such amounts. Mr. Atkins, who is a named executive officer, does not receive additional compensation for his services as a director. Mr. Jenkins, who is also the Corporate Secretary of the Company, is compensated as an employee of the Company and does not receive additional compensation for his services as a director. Messrs. Lawrence and Leidel do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Richard M. Whiting(2)	$150,000	$103,594	$253,594
Patrick C. Graney III(3)	$112,500	$160,832	$273,332
C. Lynch Christian III(4)	$150,000	$103,594	$253,594
David E. K. Frischkorn, Jr.(5)	$150,000	$103,594	$253,594
E. Forrest Jones, Jr.(6)	$50,000	$103,594	$153,594
Aurelia Skipwith Giacometto(7)	$150,000	$103,594	$253,594
Bryan H. Lawrence(8)	—	—	—
Peter Leidel(9)	—	—	—
Joseph Manchin III(10)	$112,500	$100,109	$212,609
Michael R. Graney(11)	$50,000	—	$50,000

(1)     Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted under our LTIP to certain of our non-employee directors during the 2025 fiscal year.

(2)     As of December 31, 2025, Mr. Whiting held 10,560 unvested Class A stock awards and 267 unvested Class B stock awards received via stock dividends issued in 2025 that vest along with the underlying restricted Class A shares.

(3)     Mr. Patrick Graney passed away in August 2025. As of December 31, 2025, Mr. Patrick Graney held no unvested stock awards. His estate was granted 10,560 shares of Class A common stock and 261 shares of Class B common stock after his passing.

(4)     As of December 31, 2025, Mr. Christian held 10,560 unvested Class A stock awards and 267 unvested Class B stock awards received via stock dividends issued in 2025 that vest along with the underlying restricted Class A shares.

(5)     As of December 31, 2025, Mr. Frischkorn held 10,560 unvested Class A stock awards and 267 unvested Class B stock awards received via stock dividends issued in 2025 that vest along with the underlying restricted Class A shares.

(6)     Mr. Jones resigned from the Board on March 14, 2025. As of December 31, 2025, Mr. Jones held 10,560 unvested Class A stock awards and 99 unvested Class B stock awards received via stock dividends issued in 2025 that vest along with the underlying restricted Class A shares.

(7)     As of December 31, 2025, Ms. Giacometto held 10,560 unvested Class A stock awards and 267 unvested Class B stock awards received via stock dividends issued in 2025 that vest along with the underlying restricted Class A shares.

(8)     Mr. Lawrence did not receive any compensation for serving as a director of the Company during fiscal year 2025.

(9)     Mr. Leidel did not receive any compensation for serving as a director of the Company during fiscal year 2025.

(10)   Mr. Manchin was appointed to the Board on April 18, 2025. As of December 31, 2025, Mr. Manchin held 10,560 unvested Class A stock awards and 99 unvested Class B stock awards received via stock dividends issued in 2025 that vest along with the underlying restricted Class A shares.

(11)   Mr. Michael Graney was appointed to the Board on September 15, 2025. As of December 31, 2025, Mr. Michael Graney held no unvested stock awards.

STOCK OWNERSHIP

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of Ramaco Resources’ Common Stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our current executive officers and directors as a group. Information for the executive officers and directors is given as of April 20, 2026 except as otherwise indicated. As of April 20, 2026, the Company had 65,677,144 shares of Common Stock (consisting of 54,307,004 shares of Class A common stock and 11,370,140 shares of Class B common stock) outstanding and eligible to vote. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or Named Executive Officers (as defined below), as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)	% of class
Five Percent Shareholders:
Yorktown Energy Partners IX, L.P.(3)
Class A Common Stock	2,437,247	4.5%
Class B Common Stock	1,233,952	10.9%
Total Common Stock	3,671,199	5.6%
Yorktown Energy Partners X, L.P.(4)
Class A Common Stock	1,969,646	3.6%
Class B Common Stock	826,611	7.3%
Total Common Stock	2,796,257	4.3%
Yorktown Energy Partners XI, L.P.(5)
Class A Common Stock	2,979,968	5.5%
Class B Common Stock	1,250,613	11.0%
Total Common Stock	4,230,581	6.4%
Dayah Energy Partners, L.P.(6)
Class A Common Stock	4,713,262	8.7%
Class B Common Stock	—	*
Total Common Stock	4,713,262	7.2%
BlackRock, Inc.(7)
Class A Common Stock	3,067,732	5.6%
Class B Common Stock	—	*
Total Common Stock	3,067,732	4.7%
Discovery Capital Management, LLC/CT(8)
Class A Common Stock	5,452,360	10.0%
Class B Common Stock	—	*
Total Common Stock	5,452,360	8.3%

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)	% of class
Directors and NEOs:
Randall W. Atkins
Class A Common Stock	3,167,599	5.8%
Class B Common Stock	780,476	6.9%
Total Common Stock	3,948,075	6.0%
Christopher L. Blanchard
Class A Common Stock	519,271	*
Class B Common Stock	123,528	1.1%
Total Common Stock	642,799	*
Jeremy Sussman
Class A Common Stock	463,278	*
Class B Common Stock	108,660	*
Total Common Stock	571,938	*
Jason T. Fannin
Class A Common Stock	273,862	*
Class B Common Stock	60,764	*
Total Common Stock	334,626	*
Paul B. Horn, Jr.
Class A Common Stock	75,211	*
Class B Common Stock	14,389	*
Total Common Stock	89,600	*
Bryan H. Lawrence(9)
Class A Common Stock	7,521,738	13.9%
Class B Common Stock	3,339,144	29.4%
Total Common Stock	10,856,882	16.5%
Peter Leidel(9)
Class A Common Stock	7,472,335	13.8%
Class B Common Stock	3,321,576	29.2%
Total Common Stock	10,793,911	16.4%
Richard M. Whiting
Class A Common Stock	139,028	*
Class B Common Stock	32,471	*
Total Common Stock	171,499	*
Michael R. Graney
Class A Common Stock	7,688	*
Class B Common Stock	—	*
Total Common Stock	7,688	*
C. Lynch Christian III
Class A Common Stock	117,609	*
Class B Common Stock	23,970	*
Total Common Stock	141,579	*
David E. K. Frischkorn, Jr.
Class A Common Stock	61,572	*
Class B Common Stock	10,395	*
Total Common Stock	71,967	*

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)	% of class
Evan H. Jenkins
Class A Common Stock	23,324	*
Class B Common Stock	959	*
Total Common Stock	24,283	*
Aurelia Skipwith Giacometto
Class A Common Stock	38,022	*
Class B Common Stock	4,845	*
Total Common Stock	42,867	*
Joseph Manchin III
Class A Common Stock	18,248	*
Class B Common Stock	99	*
Total Common Stock	18,347	*
All directors and current executive officers as a group (14 persons)
Class A Common Stock	25,745,278	47.4%
Class B Common Stock	4,510,100	39.7%
Total Common Stock	30,255,378	46.1%

*        Represents less than 1%

(1)     Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)     The number of shares beneficially owned by each person or group as of April 20, 2026, includes shares of Common Stock that such person or group has the right to acquire within 60 days of April 20, 2026, including upon the exercise of options to purchase Common Stock or the vesting of restricted stock awards.

(3)     Number of shares based on the Lawrence Form 4 (defined below) filed with the SEC on March 31, 2026, Schedule 13D/A (No. 12) (with respect to Class A Common shares) filed with the SEC on March 25, 2026 and the Yorktown Class B Schedule 13D/A (defined below) (with respect to Class B Common shares) filed with the SEC on April 1, 2026. Such filings indicate that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 2,437,247 shares and shared dispositive power with respect to 2,437,247 shares with respect to Class A Common shares (based solely on the Lawrence Form 4) and shared voting power with respect to 1,233,952 shares and shared dispositive power with respect to 1,233,952 shares with respect to Class B Common shares. Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein. The address for Yorktown is 410 Park Avenue, 20th Floor, New York, New York 10022. As used herein, “Yorktown Class B Schedule 13D/A” means that certain Schedule 13D/A (No. 2) filed with the SEC on April 1, 2026, to the Schedule 13D with respect to shares of Class B common stock jointly filed by Yorktown Energy Partners IX, L.P., Yorktown IX Company LP, Yorktown IX Associates LLC, Yorktown Energy Partners X, L.P., Yorktown X Company LP, Yorktown X Associates LLC, Yorktown Energy Partners XI, L.P., Yorktown XI Company LP, and Yorktown XI Associates LLC with the SEC on July 3, 2023, as previously amended by Amendment No. 1 thereto filed with the SEC on December 11, 2023.

(4)     Number of shares based on the Lawrence Form 4 (defined below) filed with the SEC on March 31, 2026, Schedule 13D/A (No. 2) (with respect to Class A Common shares) filed with the SEC on August 11, 2025 for Yorktown Energy Partners X, L.P and the Yorktown Class B Schedule 13D/A (with respect to Class B Common shares) filed with the SEC on April 1, 2026. Such filings indicate that Yorktown Energy Partners X, L.P. has shared voting power with respect to 1,969,646 shares and shared dispositive power with respect to 1,969,646 shares with respect to Class A Common shares (based solely on the Lawrence Form 4) and shared voting power with respect to 826,611 shares and shared dispositive power with respect to 826,611 shares with respect to Class B Common shares. Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. The address for Yorktown is 410 Park Avenue, 20th Floor, New York, New York 10022.

(5)     Number of shares based on the Lawrence Form 4 (defined below) filed with the SEC on March 31, 2026, Schedule 13D/A (No. 4) (with respect to Class A Common shares) filed with the SEC on March 31, 2026 for Yorktown Energy Partners XI, L.P and the Yorktown Class B Schedule 13D/A (with respect to Class B Common shares) filed with the SEC on April 1, 2026. Such filings indicate that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 2,979,968 shares and shared dispositive power with respect to 2,979,968 shares with respect to Class A Common shares and shared voting power with respect to 1,250,613 shares and shared dispositive power with respect to 1,250,613 shares with respect to Class B Common shares. Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The address for Yorktown is 410 Park Avenue, 20th Floor, New York, New York 10022.

(6)     Number of shares based on a Schedule 13G (with respect to Class A common stock) filed with the SEC on March 6, 2026 (as of February 27, 2026) by Dayah Capital LLC, Dayah Energy Partners, L.P., Dayah Energy GP, LLC and Jonathan Siscovick (“Dayah”). Such filing indicates that Dayah Capital LLC, as investment adviser, has shared voting power with respect to 4,713,262 shares of Class A common stock and shared dispositive power with respect to 4,713,262 shares of Class A common stock (and 0 sole voting and dispositive power). Such filing also states that all of the reported securities are directly owned by advisory clients of Dayah Capital LLC (including Dayah Energy Partners, L.P.), and that none of the advisory clients, other than Dayah Energy Partners, L.P., may be deemed to beneficially own more than 5% of the Class A common stock. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein. The address for Dayah is 600 Summer Street, Suite 500, Stamford, CT 06901.

(7)     Number of shares based on a Schedule 13G (with respect to Class A common stock) filed with the SEC on January 21, 2026 (as of December 31, 2025) by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 3,009,215 shares of Class A common stock, sole dispositive power with respect to 3,067,732 shares of Class A common stock, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares. Such filing states that in accordance with SEC Release No. 34-39538 (January 12, 1998), such filing reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units of BlackRock, Inc. and its subsidiaries and affiliates, and does not include securities, if any, beneficially owned by other business units whose beneficial ownership of securities are disaggregated from that of such reporting business units in accordance with such release. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.

(8)     Number of shares based on a Schedule 13G/A (with respect to Class A common stock) filed with the SEC on November 13, 2025 (as of September 30, 2025) by Discovery Capital Management, LLC, Robert K. Citrone and Discovery Global Opportunity Master Fund, Ltd. (“Discovery”). Such filing indicates that Discovery Capital Management, LLC and Robert K. Citrone have shared voting power with respect to 5,452,360 shares of Class A common stock and shared dispositive power with respect to 5,452,360 shares of Class A common stock (and 0 sole voting and dispositive power). Such filing further states that all of the securities reported therein are directly owned by advisory clients of Discovery Capital Management, LLC, and that none of those advisory clients, other than Discovery Global Opportunity Master Fund, Ltd., may be deemed to beneficially own more than 5% of the Class A common stock. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein. The address for Discovery is 20 Marshall Street, Suite 310, South Norwalk, CT 06854.

(9)     Number of shares based on the Form 4 filed by Mr. Lawrence on March 31, 2026 (the “Lawrence Form 4”), the Form 4 filed by Mr. Leidel on August 11, 2025 (the “Leidel Form 4” and together with the Lawrence Form 4, the “Lawrence/Leidel Form 4s”), and the Yorktown Class B Schedule 13D/A (with respect to Class B Common shares) filed with the SEC on April 1, 2026. Because of the relationship of Messrs. Lawrence and Leidel to Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed to be indirect beneficial owners of certain securities owned by the Yorktown Funds. Based on the Lawrence Form 4, and confirmations to the Company, Mr. Lawrence directly owns 134,877 shares of Class A common stock, 27,968 shares of Class B common stock, and may be deemed to beneficially own 7,386,861 shares of Class A common stock and 3,311,176 shares of Class B common stock owned by the Yorktown Funds. Based on the Leidel Form 4 and confirmation to the Company, Mr. Leidel directly owns 85,474 shares of Class A common stock, 10,400 shares of Class B common stock, and may be deemed to beneficially own 7,386,861 shares of Class A common stock and 3,311,176 shares of Class B common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds reflected on their respective Form 4 filings, but they disclaim beneficial ownership of such shares.

NAMED EXECUTIVE OFFICERS

Name and Principal Position	Age	Position
Randall W. Atkins	73	Chief Executive Officer, Director and Chairman of the Board
Jeremy R. Sussman	43	Chief Financial Officer and Assistant Secretary
Christopher L. Blanchard	51	EVP for Mine Planning and Development
Jason T. Fannin	52	EVP and Chief Commercial Officer
Paul B. Horn, Jr.	54	EVP for Mine Operations

Biographical information for Mr. Atkins is set forth in this Proxy Statement under the heading “Item 1: Election of Directors.”

Jeremy R. Sussman. Jeremy R. Sussman has served as our Chief Financial Officer since May 2019 and Assistant Secretary since January 2024. Mr. Sussman has an extensive knowledge of the coal industry through his work over many years as one of the leading mining industry analysts on Wall Street. Most recently, Mr. Sussman served as Managing Director — Mining and Metals at Clarksons Platou Securities (“Clarksons”). Mr. Sussman had worked at Clarksons since April 2013. Prior to that Mr. Sussman had worked as a research analyst focusing on the coal space in a variety of other sell-side and buy-side firms. Mr. Sussman graduated from Georgetown University’s McDonough School of Business in 2005.

Christopher L. Blanchard. Chris Blanchard has served as our EVP for Mine Planning and Development since May 2024 and previously served as our Chief Operating Officer from December 2017 to May 2024. Mr. Blanchard previously served as an independent contractor to the Company through his company. Prior to that he served as Vice President — Operations and Development for Cutlass Collieries, LLC, a Cline Group Company, in Nova Scotia, Canada, and as the Director of Operations Support for an Alpha Natural Resources subsidiary. Mr. Blanchard was previously President of a subsidiary of Massey Energy Company operating the Upper Big Branch mine in April 2010 at the time of an explosion. Mr. Blanchard was not charged in connection with the incident. Mr. Blanchard received his Bachelor of Science in Mining Engineering from Virginia Polytechnic Institute. Mr. Blanchard also holds a M.B.A. from the University of Charleston and a Master of Science in Systems Engineering from Missouri University of Science and Technology.

Jason T. Fannin. Jason Fannin has served as EVP and Chief Commercial Officer since February 2021 and as Chief Marketing Officer since April 2020. Prior to that, Mr. Fannin held a variety of sales and marketing positions with Contura Energy, Alpha Natural Resources, and AMCI Resources. Mr. Fannin holds Bachelor of Science degrees in both chemical engineering and chemistry from the West Virginia Institute of Technology and earned his law degree, summa cum laude, from the Appalachian School of Law.

Paul B. Horn, Jr. Paul Horn has been EVP for Mine Operations since 2024. Previously, he was SVP and Chief Mine Development Officer of Ramaco from 2022 until 2024. Prior to Ramaco, he was the Chief Operating Officer and President of Booth Energy, a position he held since October 2010. He brings to Ramaco almost 30 years of experience as one of the most senior mining executives in the Central Appalachian region. Mr. Horn holds a Bachelor of Science in Mining Engineering from the University of Kentucky.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For fiscal year 2025, our Named Executive Officers, were:

•        Randall W. Atkins, Chief Executive Officer and Chairman of the Board;

•        Jeremy R. Sussman, Chief Financial Officer and Assistant Secretary;

•        Christopher L. Blanchard, EVP for Mine Planning and Development;

•        Jason T. Fannin, EVP and Chief Commercial Officer; and

•        Paul B. Horn, Jr., EVP for Mine Operations

Compensation Philosophy and Objectives

Compensation amounts historically have been determined by the Compensation Committee based on a variety of informal factors including our financial condition and available resources, our need to attract and retain executive talent and the compensation levels of our other executive officers, each as of the time of the applicable compensation decision. In making such determinations, the Compensation Committee has considered the competitive market for corresponding positions within members of our peer group, based on its general knowledge regarding the compensation provided to executive officers of such other companies in our industry through informal discussions with recruiting firms, research, personal knowledge of the competitive market as well as market data provided by our independent compensation consultant, Meridian. As a result, our Compensation Committee does not formally benchmark executive compensation against our peer group or use a formula to set the compensation for our executives in relation to survey data. Our Compensation Committee, in consultation with Meridian, made compensation decisions for our executive officers based on the various factors and data described above and, for all Named Executive Officers other than our Chief Executive Officer, the recommendations of our Chief Executive Officer, as further described below.

Our Compensation Committee believes our compensation program to be well designed to achieve the following objectives:

•        attract and retain talented and experienced executives in our industry;

•        reward executives whose knowledge, skills and performance are critical to our success;

•        align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases;

•        ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•        foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and

•   compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

Compensation Committee Procedures and Role of Compensation Consultant

For executive officers other than the Chief Executive Officer, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Chief Executive Officer may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than for the Chief Executive Officer but may not vote on such deliberations. The Compensation Committee also annually analyzes our Chief Executive Officer’s performance and recommends to the Board his base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of his performance with input from any consultants engaged by the Compensation Committee. The Compensation Committee has met both formally and informally prior to acting to establish executive compensation. The Compensation Committee considers various items in its deliberations related to executive compensation including, without limitation, comparative compensation programs utilized by others in the industry, the importance of our executives to the ongoing success and operation of the Company and certain performance parameters related to our executives and the overall business.

In order to ensure that we continue to remunerate our executives appropriately, the Compensation Committee has retained Meridian.* Meridian assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. Meridian performs no other work for us. The Compensation Committee regularly reviews the consultant’s independence relative to key factors identified in the applicable listing standards of Nasdaq. Based on its assessment, the Compensation Committee concluded that Meridian is independent and that no conflicts of interest exist.

The Compensation Committee has worked with Meridian to develop our compensation peer group, which is used in the decision-making process to determine the compensation paid to our Named Executive Officers. Our compensation peer group is primarily comprised of companies within the coal extraction industry. The coal extraction industry has unique dynamics and requires a unique set of skills and experience. Since there are a limited number of publicly-traded coal extraction companies, and to ensure a sufficient number of companies were included in our compensation peer group, the group also includes companies in other extraction industries (primarily oil and gas). Our compensation peer group was updated during 2025 and is comprised of the following companies:

Alliance Resource Partners, L.P.	Alpha Metallurgical Resources, Inc.
Berry Corporation	Compass Minerals International, Inc.
Core Natural Resources, Inc.**	Coronado Global Resources Inc.
Hallador Energy Company	Peabody Energy Corporation
Piedmont Lithium Inc.	Ring Energy, Inc.
SunCoke Energy, Inc.	Talos Energy Inc.
Warrior Met Coal, Inc.

*        In November of 2025, the Compensation Committee replaced Meridian as its independent compensation consultant with Mercer LLC.

**      Arch Resources, Inc. and CONSOL Energy, Inc. completed a merger on January 14, 2025 to form Core Natural Resources, Inc. Core Natural Resources, Inc. was treated as part of the peer group for the full year of 2025.

Elements of Compensation

Our current executive compensation program, which was set by our Compensation Committee, consists of the following components:

•        base salary;

•   annual cash incentive awards linked to overall company and individual performance;

•   periodic grants of long-term equity-based compensation, such as restricted stock, restricted stock units and performance stock units;

•        other executive benefits; and

•        a severance plan for certain executives, which contains termination and change of control benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual cash bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted relatively evenly between short-term and long-term at-risk pay (annual target incentive cash bonus and long-term incentives). The direct compensation opportunity for the executives (base salary, annual target incentive cash bonus and annual target long-term incentive) results fundamentally in a pay-for-performance orientation, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance as demonstrated in the charts below:

Base Salary

The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee. Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in the peer group. The Compensation Committee was also informed by Meridian as to establishing base salaries for our executive officers.

Base salaries for our Named Executive Officers during fiscal year 2025 were generally set at levels deemed by our Compensation Committee as necessary to attract and retain qualified individuals with superior talent commensurate with their relative expertise and prior experience. When establishing the base salaries for our Named Executive Officers for fiscal year 2025, our Compensation Committee specifically considered Meridian’s review and presentation related to the peer group, as well as each of our Named Executive Officer’s duties and responsibilities. The salary increases supported the Compensation Committee’s objective to continue to more closely align the Named Executive Officers’ cash compensation with the cash compensation paid to executives in comparable positions in the peer group, as well as significant growth in performance as it related to a meaningful year-on-year increase in both production and sales.

The base salaries paid to our Named Executive Officers in fiscal year 2024 and fiscal year 2025 are set forth in the chart below.

Named Executive Officer	Fiscal Year 2024 Base Salary	Fiscal Year 2025 Base Salary	Percent Increase
Randall W. Atkins	$1,000,000	$1,000,000	0%
Jeremy R. Sussman	$630,000	$661,500	5%
Christopher L. Blanchard	$630,000	$661,500	5%
Jason T. Fannin	$640,000	$661,500	3%
Paul B. Horn, Jr.	$550,000	$661,500	20%

Annual Incentive Cash Bonus

Our Compensation Committee has authority to award annual incentive bonuses to our Named Executive Officers. The annual cash bonuses are intended to offer incentive compensation by rewarding the achievement of corporate and individual performance objectives.

For fiscal year 2025, the Compensation Committee established the target percentage amounts for the annual incentive cash bonuses for each of our Named Executive Officers, as set forth in the chart below.

Named Executive Officer	Fiscal Year 2025 Base Salary	Fiscal Year 2025 Annual Bonus Target Percentage	Fiscal Year 2025 Annual Bonus Target Amount
Randall W. Atkins	$1,000,000	225%	$2,250,000
Jeremy R. Sussman	$661,500	166%	$1,100,000
Christopher L. Blanchard	$661,500	166%	$1,100,000
Jason T. Fannin	$661,500	166%	$1,100,000
Paul B. Horn, Jr.	$661,500	166%	$1,100,000

Historically, the annual bonus was entirely discretionary, with the Compensation Committee determining an executive’s bonus amount after the end of the year taking into account the executive’s individual performance as well as Company performance. Beginning in fiscal year 2022, the Compensation Committee took a more structured approach (and more aligned with the peer group bonus practices) such that 60% of the total target bonus opportunity was based on Company performance metrics and 40% was based on individual performance (as determined by the Compensation Committee).

The Company performance metrics consisted of: (i) adjusted EBITDA based against budgeted levels and adjusted for any unusual events at the Compensation Committee’s discretion, (ii) cash mine costs excluding sales related costs against budgeted levels and adjusted for any unusual events at the Compensation Committee’s discretion, (iii) safety compliance, and (iv) environmental compliance, each of which was established by the Compensation Committee to encourage our Named Executive Officers to stay focused on operational execution, balance sheet strength and environmental and safety stewardship.

The following table sets forth the information regarding the Company performance metrics and actual performance for fiscal 2025.

	2025 Performance Metrics				2025 Performance
Performance Goal	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance	Payout as % of Target	Aggregate Target Bonus % Earned
Adjusted EBITDA(1)	25%	$102	$127	$153	$36	0%	0%
Cost of Coal Sales per Ton Sold(2)	15%	$98	$92	$86	$89	154%	23%
Safety – TRIR(3)	10%	3.78	3.44	3.10	3.92	0%	0%
Environmental(4)	10%	17	13	11	15	75%	8%
Total	60%						31%

(1)     Threshold, Target, and Maximum Adjusted EBITDA goals were established by the Compensation Committee based on budgeted Adjusted EBITDA as of December of 2025. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance. We defined Adjusted EBITDA for this purpose as EBITDA of $13.8M, comprised of a net loss of ($51.4M), plus depreciation, depletion, and amortization ($68.2M) and net interest expense ($7.8M), less income tax benefit ($10.7M), adjusted for stock-based compensation ($17.6M), accretion of asset retirement obligations ($1.7M), certain non-operating expenses ($0.5M), and certain non-recurring operating expenses ($2.5M).

(2)     Threshold, Target and Maximum Cost of Coal Sales per Ton Sold goals were established by the Compensation Committee based on budgeted Cost of Coal Sales per Ton Sold as of December of 2025. We believe this metric provides investors with useful information to enable them to compare our cash cost per ton against a similar measurement made by other publicly traded coal companies and more effectively monitor changes in coal cost from period to period, excluding the impact of transportation costs which are beyond our control. Cost of Coal Sales per Ton Sold for fiscal year 2025 was $89 and was calculated as follows: net cash cost of sales of $339.6M (calculated as cost of sales ($453.4M) excluding (i) transportation costs ($75.3M), (ii) sale-related costs ($35.4M), and (iii) idle mine costs ($3.1M)), divided by tons sold of 3.8M.

(3)     Total Recordable Incident Rate (“TRIR”) is a standard established by the Mine Safety and Health Administration and is widely used by coal companies to judge their safety performance. It is calculated as the sum of Non-Fatal Days Lost rate and No Day Lost rate. Threshold, Target, and Maximum TRIR goals were established by the Compensation Committee based on the average TRIR for 2020, 2021, 2022, 2023, and 2024.

(4)     Environmental Compliance is measured by the total number of water quality exceedances, excluding selenium (“Net Exceedances”). Threshold, Target, and Maximum Net Exceedances goals were established by the Compensation Committee based on the average Net Exceedance for 2020, 2021, 2022, 2023, and 2024.

Following the end of the year, the Compensation Committee reviewed the individual performance of the executives and determined the individual performance payout.

Based on corporate and individual performance, the total annual bonus payout for fiscal year 2025 was as follows:

Named Executive Officer	Total Fiscal Year 2025 Annual Bonus Payout	Total Fiscal Year 2025 Annual Bonus Payout as % of Target
Randall W. Atkins	$2,750,000	122%
Jeremy R. Sussman	$1,250,000	114%
Christopher L. Blanchard	$1,100,000	100%
Jason T. Fannin	$1,100,000	100%
Paul B. Horn, Jr.	$1,250,000	114%

Long-Term Equity-Based Compensation

We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our shareholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.

Historically, the Compensation Committee has generally awarded time-based restricted stock awards to its executives. As part of its enhancements to the structure of the compensation program and to more closely align with peer group members, the Compensation Committee determined to award performance-based equity awards as well, and made awards in fiscal year 2025 to each of our Named Executive Officers in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted under the Ramaco Resources, Inc. Long-Term Incentive Plan, as amended (the “LTIP”). We believe such equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

On February 24, 2025, the Compensation Committee granted RSUs and PSUs to each of our Named Executive Officers under the LTIP, as follows:

Named Executive Officer	RSUs(1)		PSUs
	# Shares	Grant Date Fair Value(2)	# Shares	Grant Date Fair Value(3)
Randall W. Atkins	219,113	$2,149,499	219,113	$3,293,268
Jeremy R. Sussman	65,998	$647,440	65,998	$991,950
Christopher L. Blanchard	65,998	$647,440	65,998	$991,950
Jason T. Fannin	65,998	$647,440	65,998	$991,950
Paul B. Horn, Jr.	65,998	$647,440	65,998	$991,950

(1)     The RSUs vest in one-third increments on January 31, 2026, January 31, 2027, and January 31, 2028, subject to continued employment through each such vesting date.

(2)     The grant date fair value is based on $9.81 closing share price on the February 24, 2025, grant date.

(3)     The grant date fair value of $15.03 per share on the February 24, 2025, grant date is valued relative to the stock price performance of the 2025 peer group companies, based on a Monte Carlo simulation.

The PSUs will vest and be earned, if at all, based on the Company’s total shareholder return (“TSR”) measured against our compensation peer group, as listed previously (subject to adjustment in the composition of the peer group for certain changes to peer companies), over the three-year performance period from January 1, 2025 through December 31, 2027. The number of PSUs that vest at the end of such performance period will be determined based on the Company’s TSR relative to the TSR of the members of the peer group, with 0% of the PSUs vesting at below threshold achievement (less than the 25th percentile), 50% of the PSUs vesting at threshold achievement (25th percentile), 100% of the PSUs vesting at target achievement (50th percentile), and 200% of the PSUs vesting at maximum achievement (75th percentile or greater), with linear interpolation applied between the 25th and 75th percentiles.

Other Executive Benefits and Perquisites

We provide the following benefits to our Named Executive Officers on the same basis as other eligible employees:

•        health insurance;

•        vacation, personal holidays and sick days;

•        life insurance and supplemental life insurance;

•        short-term and long-term disability; and

•        a 401(k) plan with matching contributions.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Change in Control Severance Benefits

We believe that a strong, experienced management team is essential to the best interests of the Company and our shareholders. We recognize that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and our shareholders. On July 9, 2024 the Company adopted an amended and restated Ramaco Resources, Inc. Change in Control Severance Plan (the “CIC Plan”), which provides change in control severance benefits to our Named Executive Officers who enter into participation agreements under the CIC Plan, and who are not parties to any separate individual agreement providing for change in control severance benefits upon a qualifying termination due to change in control (other than as provided in an equity award agreement). These benefits are enumerated and quantified in the section captioned “Potential Payments Upon Termination or a Change in Control.” The Company has not entered into employment agreements with any of its Named Executive Officers. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Recoupment (Clawback) Policy

We adopted the Ramaco Dodd-Frank Restatement Recoupment Policy effective as of October 2, 2023. In the event that we are required to prepare a financial restatement, the Compensation Committee will recoup all erroneously awarded incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, and (iii) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement, and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.

We believe that the adoption of a “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options, stock appreciation rights, or option-like instruments (collectively, “Option-Like Awards”) in anticipation of the release of material nonpublic information and we do not time the public release of such information based on the grant dates of Option-Like Awards. During the last completed fiscal year, we have not awarded Option-Like Awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. The Compensation Committee considers the impact of Section 162(m) when making compensation decisions.

Section 409A Considerations

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Shareholder Say-on-Frequency and Say-on-Pay Advisory Vote

At our annual meeting of shareholders held on June 27, 2023, our shareholders voted to adopt the recommendation of our Board to hold an advisory vote to approve the compensation of our Named Executive Officers at our annual meeting of shareholders every one year. It is anticipated that the next advisory vote to determine the frequency of future advisory votes to approve the compensation of our Named Executive Officers will be presented at our annual meeting of shareholders in 2029.

Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our shareholders will be voting on an advisory basis to approve the compensation of our Named Executive Officers. We will consider the outcome of the say-on-pay vote when making compensation decisions regarding our Named Executive Officers.

Risk Assessment

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures and maximum payout levels for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to Company performance.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement.

Members of the Compensation Committee:

•        David E.K. Frischkorn, Jr. (Chairperson);

•        Michael R. Graney; and

•        Richard M. Whiting.

Summary Compensation Table for 2025

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023, earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Randall W. Atkins(5)	2025	1,000,000	1,100,000	5,442,767	1,650,000	14,000	9,206,767
Chief Executive Officer, Director and Chairman of the Board	2024	1,000,000	980,000	4,291,593	1,470,000	13,800	7,755,393
	2023	900,000	800,000	4,595,600	1,200,000	13,200	7,508,800
Jeremy R. Sussman	2025	661,500	500,000	1,639,390	750,000	14,000	3,564,890
Chief Financial Officer	2024	630,000	400,000	1,544,985	600,000	13,800	3,188,785
	2023	610,000	380,640	2,090,747	570,960	13,200	3,665,547
Christopher L. Blanchard	2025	661,500	440,000	1,639,390	660,000	14,000	3,414,890
EVP for Mine Planning and Development	2024	630,000	400,000	1,351,867	600,000	13,800	2,995,667
	2023	610,000	347,700	2,090,747	521,550	13,200	3,583,197
Jason T. Fannin	2025	661,500	440,000	1,639,390	660,000	14,000	3,414,890
EVP and Chief Commercial Officer	2024	640,000	400,000	1,569,477	600,000	13,800	3,223,277
	2023	610,000	380,640	2,030,856	570,960	13,200	3,605,656
Paul B. Horn, Jr.	2025	661,500	500,000	1,639,390	750,000	14,000	3,564,890
EVP for Mine Operations

(1)     Amounts in this column reflect a portion of the annual cash incentive bonuses earned by our Named Executive Officers in the applicable fiscal year and paid in the subsequent fiscal year. These amounts were discretionary and represent 40% of the annual cash incentive opportunity as determined by the Compensation Committee after considering individual performance. Please see the “Compensation Discussion and Analysis - Annual Cash Incentive Bonus” section above for further details on these bonuses.

(2)     Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. PSUs are ultimately earned based on the Company’s total shareholder return (“TSR”) relative to the TSR of the peer group and could range from 0% to 200% of the target shares. Please see Notes 2 and 9 to the consolidated financial statements in the Company’s Form 10-K for fiscal year 2025 for a description of the valuation and refer to the “Outstanding Equity Awards at 2025 Fiscal Year End” table below for further details regarding these awards. Amounts in this column include incremental fair value of $1,095,869 calculated under ASC 718 associated with the 2023 modification of PSUs originally granted in 2022, which was related to changes in the composition of the peer group as well as changes in the way relative total shareholder return is evaluated against the updated peer group (Atkins $442,595; Sussman $207,137; Blanchard $207,137; and Fannin $177,037). No incremental value occurred under ASC 718 related to the distribution of Class B common stock to existing shareholders on June 21, 2023. NEOs are entitled to 0.2 shares of Class B common stock for every share of Class A common stock that ultimately vests under the 2022 and 2023 awards’ original terms and conditions.

(3)     Amounts in this column reflect annual non-equity cash incentive bonuses earned by our Named Executive Officers in the applicable fiscal year and paid in the subsequent fiscal year. Such bonuses were awarded pursuant to the Company’s Annual Incentive Bonus Program and represent 60% of the total annual incentive opportunity. The amounts were determined based on the following performance metrics: Adjusted EBITDA, cash mine costs per ton sold, safety compliance, and environmental compliance. Please see the “Compensation Discussion and Analysis - Annual Bonus” section above for further details on these bonuses.

(4)     Amounts in this column reflect the employer contributions made pursuant to the Company’s 401(k) plan to each of the Named Executive Officers.

(5)     Mr. Atkins received no additional compensation in fiscal year 2025 for serving on the Board.

2025 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2025, with respect to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randall W. Atkins	February 24, 2025	675,000	1,350,000	2,700,000
	February 24, 2025				109,557	219,113	438,226	219,113	5,442,767
Jeremy R. Sussman	February 24, 2025	330,000	660,000	1,320,000
	February 24, 2025				32,999	65,998	131,996	65,998	1,639,390
Christopher L. Blanchard	February 24, 2025	330,000	660,000	1,320,000
	February 24, 2025				32,999	65,998	131,996	65,998	1,639,390
Jason T. Fannin	February 24, 2025	330,000	660,000	1,320,000
	February 24, 2025				32,999	65,998	131,996	65,998	1,639,390
Paul B. Horn, Jr.	February 24, 2025	330,000	660,000	1,320,000
	February 24, 2025				32,999	65,998	131,996	65,998	1,639,390

(1)     The non-equity incentive portion of the annual cash bonuses under the Company’s Annual Bonus Program were subject to performance in fiscal year 2025, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee and based on salary increases for fiscal year 2025 that were effective as of January 1, 2025. Please see the “Compensation Discussion and Analysis - Annual Bonus” section above for further details on these bonuses.

(2)     Amounts in this column reflect awards of PSUs granted to each of our Named Executive Officers under the LTIP in fiscal year 2025.

(3)     Amounts in this column reflect awards of RSUs granted to each of our Named Executive Officers under the LTIP in fiscal year 2025.

(4)     Amounts in this column reflect the grant date fair value of the applicable awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following tables set forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2025, with respect to the Named Executive Officer. The market value of the shares in the following table is the fair value of such shares at December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Randall W. Atkins	February 24, 2025(3)					219,113	3,944,034
	February 24, 2025(4)							438,226	7,888,068
	February 29, 2024(5)					61,794	1,112,292
	February 29, 2024(6)							185,392	3,336,876
	February 20, 2023(7)					48,234	868,212
	Class B(*)					9,646	113,341
	August 31, 2016(8)	448,712		5.34(9)	Aug. 31, 2026
	Class B(*)	89,742			Aug. 31, 2026
Jeremy R. Sussman	February 24, 2025(3)					65,998	1,187,964
	February 24, 2025(4)							131,996	2,375,928
	February 29, 2024(5)					22,246	400,428
	February 29, 2024(6)							66,738	1,201,284
	February 20, 2023(7)					21,877	393,786
	Class B(*)					4,376	51,418
Christopher L. Blanchard	February 24, 2025(3)					65,998	1,187,964
	February 24, 2025(4)							131,996	2,375,928
	February 29, 2024(5)					19,465	350,370
	February 29, 2024(6)							58,396	1,051,128
	February 20, 2023(7)					21,877	393,786
	Class B(*)					4,376	51,418
Jason T. Fannin	February 24, 2025(3)					65,998	1,187,964
	February 24, 2025(4)							131,996	2,375,928
	February 29, 2024(5)					22,598	406,764
	February 29, 2024(6)							67,796	1,220,328
	February 20, 2023(7)					21,531	387,558
	Class B(*)					4,306	50,596
Paul B. Horn, Jr.	February 24, 2025(3)					65,998	1,187,964
	February 24, 2025(4)							131,996	2,375,928
	February 29, 2024(5)					10,196	183,528
	February 29, 2024(6)							30,588	550,584
	February 20, 2023(7)					7,990	143,820
	Class B(*)					1,598	18,777

(*)     Class B common stock was distributed to existing shareholders on June 21, 2023, through a stock dividend as part of the Company’s equity restructuring. NEOs are entitled to 0.2 shares of Class B common stock for every share of Class A common stock that ultimately vests under the 2022 and 2023 awards’ original terms and conditions.

(1)     The treatment of these awards upon certain termination and change in control events is described in the “Potential Payments Upon Termination or a Change in Control” section below.

(2)     The values in this column are calculated based on $18.00 per share of Class A common stock and $11.75 per share of Class B common stock, the closing prices of the Company’s two classes of common stock at year-end 2025.

(3)     On February 24, 2025, each of our Named Executive Officers were granted an RSU award under the LTIP, each of which vests in one-third increments on January 31, 2026, January 31, 2027, and January 31, 2028, subject to continued employment through each such vesting date.

(4)     On February 24, 2025, each of our Named Executive Officers were granted a PSU award under the LTIP, the performance period of each of which ends on December 31, 2027, the PSU awards (i) time-vest within thirty (30) days of the end of the performance period subject to continued employment through such date, and (ii) performance-vests based upon our TSR during the performance period, as measured against our performance peer group (subject to adjustment to composition to the group for certain changes to companies in the peer group). The awards of PSUs can ultimately vest from 0% to 200%. The number of PSUs reported in this column and the value reported in the last column are based on attainment of the performance goal at the maximum level.

(5)     On February 29, 2024, each of our Named Executive Officers were granted an RSU award under the LTIP, each of which vests in one-third increments on January 31, 2025, January 31, 2026, and January 31, 2027, subject to continued employment through each such vesting date.

(6)     On February 29, 2024, each of our Named Executive Officers were granted a PSU award under the LTIP, each of which (i) time-vests on December 31, 2026, the last day of the three-year performance period, subject to continued employment through such date, and (ii) performance-vests based upon our TSR during the performance period, as measured against our performance peer group (subject to adjustment to composition to the group for certain changes to companies in the peer group). The awards of PSUs can ultimately vest from 0% to 200%. The number of PSUs reported in this column and the value reported in the last column are based on attainment of the performance goal at the maximum level.

(7)     On February 20, 2023, each of our Named Executive Officers were granted an RSU award under the LTIP, each of which vests in one-third increments on January 31, 2024, January 31, 2025, and January 31, 2026.

(8)     On August 31, 2016, stock options were granted to Mr. Atkins under our predecessor Ramaco Development’s 2016 Membership Unit Option Plan. The options granted to Mr. Atkins vested in full and were converted into options under our LTIP in connection with our initial public offering. On February 26, 2026, Mr. Atkins exercised 448,712 Class A options and 89,742 Class B options. There are no outstanding options remaining for Mr. Atkins.

(9)     The option exercise price is applicable only to Class A common stock. 0.2 shares of Class B common stock will automatically be exercised for every share of Class A common stock exercised. The value of the Class B common stock will be the closing price of the Class B common stock on the date of exercise.

Options Exercised and Stock Vested in the 2025 Fiscal Year

The following table sets forth certain information with respect to the exercise of stock options or vesting of other awards during the fiscal year ended December 31, 2025, with respect to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Randall W. Atkins
Class A	—	—	223,836	3,343,765
Class B	—	—	38,587	420,308
Jeremy R. Sussman
Class A	—	—	98,631	1,489,578
Class B	—	—	17,501	190,631
Christopher L. Blanchard
Class A	—	—	97,241	1,476,595
Class B	—	—	17,501	190,631
Jason T. Fannin
Class A	—	—	97,424	1,469,316
Class B	—	—	17,224	187,612
Paul B. Horn, Jr.
Class A	—	—	45,547	706,504
Class B	—	—	8,090	89,576

(1)     Represents the gross number of shares that vested pursuant to restricted stock awards and/or RSU awards during fiscal year 2025, without reduction for any shares withheld to satisfy applicable tax obligations.

(2)     Represents the value of the gross number of shares that vested pursuant to restricted stock awards and/or RSU awards during fiscal year 2025, calculated by multiplying the gross number of shares that vested by the closing stock price on each vesting date.

Potential Payments Upon Change in Control

On July 9, 2024, subsequent to the recommendation and approval of the Compensation Committee, the Board approved and adopted an amended and restated Change in Control Severance Plan (the “CIC Plan”). The original Change in Control and Severance Plan (the “Original Severance Plan”) was effective as of April 27, 2020. The CIC Plan is effective July 9, 2024. All of our Named Executive Officers participated in the CIC Plan in fiscal year 2025.

Severance benefits are provided if a qualifying termination of employment occurs during the period beginning 90 days before and ending 24 months after the date of a change in control (as such term is defined in the CIC Plan, the “Protected Period”). Change in control under the CIC Plan is defined as a “change in control event” within the meaning of Treasury Regulations 1.409A-3(i)(5)(i). All of our Named Executive Officers participated in the CIC Plan in fiscal year 2024. The CIC Plan amends the Original Severance Plan to, among other things, (i) not render ineligible those officers who have a separate agreement with the Company at any time providing for benefits upon termination of employment in the absence of a change in control, and (ii) remove provisions providing for severance benefits in the absence of a change in control.

If a participating Named Executive Officer is terminated without “cause” (as such term is defined in the CIC Plan) by us during the Protected Period, or the participant resigns his or employment for “good reason” (as such terms are defined in the CIC Plan) during the Protected Period (each, a “Qualifying Termination”), then the participant will be entitled to receive:

•        a lump sum cash severance payment equal to (i) the sum of (A) the participant’s annual base salary rate plus (B) the greater of (x) such participant’s target bonus under our annual bonus plan for the year of termination and (y) the average annual bonus paid to such participant for the past three calendar years preceding the year of termination, multiplied by (ii) 2.5 for tier 1 and 2 participants (the “Tier 1 and 2 Severance Multiple”), or 1.5 for tier 3 participants (“Tier 3 Severance Multiple”) (combined such payments are the “CIC Severance Payment”);

•        a lump sum cash payment equal to a prorated portion of the participant’s target bonus for the year in which the termination occurs (such payment, the “Prorated Target Bonus Payment”);

•        accelerated vesting of time-based equity or equity-based awards;

•        subject to the participant’s election, continued medical, dental and vision coverage under COBRA at a monthly premium cost to the participant that is no greater than the cost paid by the participant immediately prior to his or her termination, for a period of up to 18 months; and

•        a lump sum cash payment equal to the employer matching contribution that would be made by us under the terms of our 401(k) plan as if the participant had elected to contribute the maximum amount allowable into our 401(k) plan over a period of 24 months (such payment, the “401(k) Payment”).

Benefits under the CIC Plan are subject to the participant’s execution of an effective release of claims and compliance with certain restrictive covenants, including non-competition and non-solicitation restrictions that apply for 12 months after termination.

Our LTIP provides that in the event of a “change in control” (as such term is defined in the LTIP) or other changes in us or our Common Stock, the Board may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or stock appreciation right for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment or (iv) make any other adjustments to awards that the Board deems appropriate to reflect the applicable transaction or event.

2025 RSU and PSU Awards

Pursuant to the terms of the 2025 RSU awards granted to each of our Named Executive Officers, in the event the applicable Named Executive Officer is a participant in the CIC Plan and incurs a Qualifying Termination, any unvested RSUs held by the Named Executive Officer as of such termination date will immediately accelerate and vest.

Pursuant to the terms of the 2025 PSU awards granted to each of our Named Executive Officers, in the event a “change in control” (as such term is defined in the LTIP) occurs during the performance period and the applicable Named Executive Officer is employed as of the closing date of such change in control, any unvested PSUs held by the Named Executive Officer as of such date will automatically be deemed to have vested based on maximum achievement of performance and will be settled within five business days after the end of the performance period, subject to continued employment through the end of the performance period. Notwithstanding the foregoing, in the event the Named Executive Officer is a participant in the CIC Plan and incurs a Qualifying Termination, any unvested PSUs held by the Named Executive Officer as of such termination date will be treated as time-based equity awards under the CIC Plan and will immediately accelerate and vest (based on maximum achievement of performance).

The following table provides information regarding potential payments to certain of our Named Executive Officers as of December 31, 2025 in connection with certain change in control events.

Benefits and Payments Upon Termination(1)	Qualifying Termination ($)	Change in Control (Without a Qualifying Termination) ($)
Randall W. Atkins
Aggregate Cash Payment(2)	10,403,000	—
Accelerated Vesting of Equity Awards(3)	17,262,823	11,224,944
COBRA Payments(4)	50,937	—
Jeremy R. Sussman
Aggregate Cash Payment(2)	5,531,750	—
Accelerated Vesting of Equity Awards:(3)	5,610,808	3,577,212
COBRA Payments(4)	50,937	—
Christopher L. Blanchard
Aggregate Cash Payment(2)	5,531,750	—
Accelerated Vesting of Equity Awards:(3)	5,410,594	3,427,056
COBRA Payments(4)	50,937	—
Jason T. Fannin
Aggregate Cash Payment(2)	5,531,750	—
Accelerated Vesting of Equity Awards:(3)	5,629,138	3,596,256
COBRA Payments(4)	28,827	—
Paul B. Horn, Jr.
Aggregate Cash Payment(2)	5,531,750	—
Accelerated Vesting of Equity Awards:(3)	4,460,601	2,926,512
COBRA Payments(4)	50,937	—

(1)     Information in this table assumes a termination date of December 31, 2025, and a price per share of the Company’s Class A common stock of $18.00 and a price per share of Class B common stock of $11.75 based on the closing prices at year-end 2025.

(2)     Represents the aggregate lump sum cash payment payable to the applicable Named Executive Officer (calculated based on the base salary in effect as of December 31, 2025) in accordance with the terms of the CIC Plan. This includes the following payments under the CIC Plan, as further described above: (i) the CIC Severance Payment, (ii) the Prorated Target Bonus Payment, and (iii) the 401(k) Payment.

(3)     Represents the aggregate value of the applicable Named Executive Officer’s accelerated equity awards payable to the Named Executive Officer in accordance with the terms of the CIC Plan and/or the applicable award agreements.

(4)     Represents the aggregate COBRA payments payable to the applicable Named Executive Officer in accordance with the terms of the CIC Plan.

PAY VERSUS PERFORMANCE

SCT Compared to CAP

The following table compares the total compensation from the Summary Compensation Table (“SCT”) to compensation actually paid (“CAP”) for the CEO and the average CAP paid to the other non-CEO Named Executive Officers (“NEOs”) for the fiscal years ended December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025. This table also includes, for comparative purposes, the Company’s total shareholder return (“TSR”), peer group TSR, and the Company’s net income and Adjusted EBITDA.

Year	SCT Total for PEO(1)	CAP for PEO(2)	Average SCT Total for Non- PEO NEOs	Average CAP for Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in millions)	Adjusted EBITDA (in millions)(5)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2025	$9,206,767	$16,192,897	$3,489,890	$4,781,859	$719.41	$343.48	$(51.4)	$36.1
2024	$7,755,393	$(3,122,016)	$3,027,908	$(838,099)	$387.59	$188.14	$11.2	$105.8
2023	$7,508,800	$20,071,325	$3,449,208	$7,873,885	$601.92	$225.85	$82.3	$186.1
2022	$5,867,771	$(894,648)	$2,552,075	$469,773	$255.08	$184.67	$116.0	$214.1
2021	$4,355,848	$16,280,449	$2,292,126	$7,158,856	$379.89	$105.37	$39.8	$79.0

(1)     Mr. Atkins was our PEO for fiscal years 2025, 2024, 2023, 2022, and 2021. For fiscal year 2025, the non-PEO NEOs of the Company were Messrs. Sussman, Blanchard, Fannin, and Horn. For fiscal years 2024, 2023 and 2022, the non-PEO NEOs of the Company were Messrs. Sussman, Blanchard, Fannin, and Marcum. For fiscal year 2021, the non-PEO NEOs of the Company were Messrs. Blanchard and Sussman.

(2)     The following table sets forth adjustments made to the SCT Total for our PEO during each year to determine compensation actually paid, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period. Since the Company did not report a change in pension value for the CEO for any years reflected in the Summary Compensation Table, adjustments for pension are not needed.

	2025	2024	2023	2022	2021
SCT Total for PEO	$9,206,767	$7,755,393	$7,508,800	$5,867,771	$4,355,848
(Deduct) amounts reported under “Stock Awards” Column of the SCT	$(5,442,767)	$(4,291,593)	$(4,595,600)	$(3,505,571)	$(2,094,248)
(Deduct) amounts reported under “Option Awards” Column of the SCT	$—	$—	$—	$—	$—
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end(a)	$10,979,752	$2,180,092	$10,075,729	$1,001,859	$6,517,569
Add (Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end(b)	$2,344,942	$(2,828,090)	$5,585,768	$(4,427,167)	$7,179,141
Add the fair value of awards granted and vested during the covered year(c)	$—	$—	$1,013,384	$271,295	$—
Add (Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year(d)	$(895,797)	$(5,937,819)	$40,649	$(102,834)	$322,139
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	$—	$—	$—	$—	$—
Add dividends on unvested awards paid during the covered year	$—	$—	$—	$—	$—
Add incremental fair value of awards modified during the covered year	$—	$—	$442,595	$—	$—
CAP for PEO	$16,192,897	$(3,122,016)	$20,071,325	$(894,648)	$16,280,449

a.      For 2025, the value is based on RSU and PSU awards granted on February 24, 2025 that are unvested as of December 31, 2025. For 2024, the value is based on RSU and PSU awards granted on February 29, 2024 that are unvested as of December 31, 2024. For 2023, the value is based primarily on RSU and PSU awards granted on February 20, 2023 that are unvested as of December 31, 2023. In addition, 2023 includes the year-end 2023 value of $2,823,663 associated with Class B common stock awards that were distributed on June 21, 2023 as part of the

Company’s equity restructuring that remain unvested as of December 31, 2023. For 2022, the value is based on RSU and PSU awards granted in February 2022 that are unvested as of December 31, 2022. For 2021, the value is based on restricted stock awards granted in February 2021 with a vesting date of June 30, 2024.

b.      For 2025, the value includes the change in fair value of Class A RSUs granted in 2023 and 2024 with vesting dates of January 31, 2026 and January 31, 2027, as well as the change in fair value of PSUs granted in 2024 with a potential vesting date of December 31, 2026. For 2024, the value includes the change in fair value of Class A RSUs granted in February 2023 with vesting dates of January 31, 2025 and January 31, 2026, as well as the change in fair value of PSUs granted in February 2023 with a potential vesting date of December 31, 2025. For 2023, the value includes the change in fair value of Class A restricted stock awards and Class A RSUs granted in February 2021 and February 2022, respectively, with vesting dates of June 30, 2024 and December 15, 2024, respectively, as well as the change in fair value of PSUs granted in February 2022 with a potential vesting date of December 31, 2024. For 2022, the value includes the change in fair value of restricted stock awards granted in February 2020 and February 2021 with vesting dates of June 30, 2023 and June 30, 2024, respectively. For 2021, the value includes the change in fair value of restricted stock awards granted in January 2019 and February 2020 with vesting dates of June 30, 2022 and June 30, 2023, respectively.

c.       For 2023, the value is related entirely to the vesting of Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring. The fair value is based on the closing stock price for Class B common stock on the June 30, 2023 and December 15, 2023 vesting dates. For 2022, the value is related to RSUs that were granted in February 2022 and vested at year-end 2022. The fair value is based on the closing stock price on the vesting date.

d.      For 2025, the value includes the change in fair value of Class A RSUs granted in February 2023 and February 2024 that vested on January 31, 2025. In addition, Class A PSUs granted in February 2023 vested on December 31, 2025. For 2024, the value includes the change in fair value of restricted shares of Class A common stock granted in February 2021 that vested on June 30, 2024 and Class A RSUs granted in February 2022 that vested on December 15, 2024. In addition, Class A PSUs granted in February 2022 vested on December 31, 2024. Lastly, Class A RSUs granted in February 2023 vested on January 31, 2024. For 2023, the value includes the change in fair value of restricted shares of Class A common stock granted in February 2020 that vested on June 30, 2023 and Class A RSUs granted in February 2022 that vested on December 15, 2023. For 2022, the value includes the change in fair value of restricted shares granted in January 2019 that vested on June 30, 2022. For 2021, the value includes the change in fair value of restricted shares granted in January 2018 that vested on June 30, 2021.

(3)     The following table sets forth adjustments made to the SCT Total during each year to determine average CAP to the Non-PEO NEOs, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period. Since the Company did not report a change in pension value for any of the Non-PEO NEOs for any years reflected in the Summary Compensation Table, adjustments for pension are not needed.

	2025	2024	2023	2022	2021
Average total SCT for non-PEO NEOs	$3,489,890	$3,027,908	$3,449,208	$2,552,075	$2,292,126
(Deduct) amounts reported under “Stock Awards” Column of the SCT	$(1,639,390)	$(1,436,608)	$(1,962,270)	$(1,293,563)	$(900,526)
(Deduct) amounts reported under “Option Awards” Column of the SCT	$—	$—	$—	$—	$—
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end(a)	$2,480,370	$729,784	$4,158,869	$369,685	$2,802,552
Add (Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end(b)	$741,976	$(1,225,042)	$1,756,907	$(1,239,100)	$2,912,356
Add the fair value of awards granted and vested during the covered year(c)	$—	$—	$276,834	$100,112	$—
Add (Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year(d)	$(290,988)	$(1,934,141)	$31,018	$(19,436)	$52,348
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	$—	$—	$—	$—	$—
Add dividends on unvested awards paid during the covered year	$—	$—	$—	$—	$—
Add incremental fair value of awards modified during the covered year	$—	$—	$163,319	$—	$—
Average CAP for non-PEO NEOs	$4,781,859	$(838,099)	$7,873,885	$469,773	$7,158,856

a.      For 2025, the value is based on RSU and PSU awards granted on February 24, 2025 that are unvested as of December 31, 2025. For 2024, the value is based on RSU and PSU awards granted on February 29, 2024 that are unvested as of December 31, 2024. For 2023, the value is based primarily on RSU and PSU awards granted on February 20, 2023 that are unvested as of December 31, 2023. In addition, 2023 includes the average year-end 2023 value of $1,017,501 associated with Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring that remain unvested as of December 31, 2023. For 2022, the value is related to the fair value of RSU and PSU awards granted in February 2022 that are unvested as of December 31, 2022. For 2021, the value is related to the fair value of restricted stock awards granted in February 2021 with a vesting date of June 30, 2024.

b.      For 2025, the value includes the change in fair value of Class A RSUs granted in 2023 and 2024 with vesting dates of January 31, 2026 and January 31, 2027, as well as the change in fair value of PSUs granted in 2024 with a potential vesting date of December 31, 2026. For 2024, the value includes the change in fair value of Class A RSUs granted in February 2023 with vesting dates of January 31, 2025 and January 31, 2026, as well as the change in fair value of PSUs granted in February 2023 with a potential vesting date of December 31, 2025. For 2023, the value includes the change in fair value of Class A restricted stock awards and Class A RSUs granted in February 2021 and February 2022, respectively, with vesting dates of June 30, 2024 and December 15, 2024, respectively, as well as the change in fair value of PSUs granted in February 2022 with a potential vesting date of December 31, 2024. For 2022, the value is related to the change in fair value of restricted stock awards granted in February or April of 2020 and February 2021 with vesting dates of June 30, 2023 and June 30, 2024, respectively. For 2021, the value is related to the change in fair value of restricted stock awards granted in 2019 and 2020 with vesting dates of June 30, 2022 and June 30, 2023, respectively.

c.      For 2023, the value is related entirely to the vesting of Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring. The fair value is based on the closing stock price for Class B common stock on the June 30, 2023 and December 15, 2023 vesting dates. For 2022, the value is related to RSUs that were granted in February 2022 and vested at year-end 2022. The fair value is based on the closing stock price on the vesting date.

d.      For 2025, the value includes the change in fair value of restricted shares of Class A common stock granted in February 2023 and February 2024 that vested on January 31, 2025. In addition, Class A PSUs granted in February 2023 vested on December 31, 2025. For 2024, the value includes the change in fair value of restricted shares of Class A common stock granted in February 2021 that vested on June 30, 2024 and Class A RSUs granted in February 2022 that vested on December 15, 2024. In addition, Class A PSUs granted in February 2022 vested on December 31, 2024. Lastly, Class A RSUs granted in February 2023 vested on January 31, 2024. For 2023, the value includes the change in fair value of restricted shares of Class A common stock granted in 2020 that vested on June 30, 2023 as well as Class A RSUs granted in February 2022 that vested on December 15, 2023. For 2022, the value is related to the change in fair value of restricted shares granted in 2019 that vested on June 30, 2022. For 2021, the value is related to the change in fair value of restricted shares granted in January 2018 that vested on June 30, 2021.

(4)     The Company’s total shareholder return (“TSR”) is shown on a combined basis for both classes of common stock. Peer group TSR was calculated using our compensation peer group, as defined earlier in this document, excluding Berry Corporation and Piedmont Lithium due to mergers and acquisitions during 2025. For 2024, due to the sale of Tellurian Inc.’s shares for a significantly reduced price of $1.00 per share on October 29, 2024 and the surrounding business circumstances in connection with such sale, the Compensation Committee exercised its authorized discretion to treat Tellurian, Inc. as a bankrupt company with a deemed negative 100% TSR for purposes of calculating the TSR of the peer group. The compensation group previously changed during 2023 primarily to increase the number of publicly-traded extraction companies. For comparison purposes, TSR under the 2022 compensation peer group was calculated as follows: $188.14 for 2024, $234.07 for 2023, $183.91 for 2022, $99.74 for 2021, and $52.90 for 2020. The previous peer group was made up of the following companies: Peabody Energy Corporation, Alliance Resource Partners, L.P., Alpha Metallurgical Resources, Inc., Talos Energy Inc., CONSOL Energy Inc., Arch Resources, Inc., Coronado Global Resources, Inc., Warrior Met Coal, Inc., SunCoke Energy, Inc., Berry Corporation, and Contango Oil and Gas Company (2020 only).

(5)     We have selected Adjusted EBITDA as our most important financial performance measure used by us to link compensation actually paid to our Named Executive Officers to Company performance for fiscal year 2025.

•        Adjusted EBITDA for 2025 is calculated as EBITDA of $13.8M, comprised of a net loss of ($51.4M), plus depreciation, depletion, and amortization ($68.2M) and net interest expense ($7.8M), less income tax benefit ($10.7M), adjusted for stock-based compensation ($17.6M), accretion of asset retirement obligations ($1.7M), certain non-operating expenses ($0.5M), and certain non-recurring operating expenses ($2.5M).

•        Adjusted EBITDA for 2024 is calculated as EBITDA of $86.7M, comprised of net income of $11.2M, plus depreciation, depletion, and amortization ($65.6M), net interest expense ($6.1M), and income tax expense ($3.7M), adjusted for stock-based compensation ($17.5M), certain non-operating expenses ($0.2M), and accretion of asset retirement obligations ($1.5M).

•        Adjusted EBITDA for 2023 is calculated as EBITDA of $167.8M, comprised of net income of $82.3M, plus depreciation, depletion, and amortization ($54.3M), net interest expense ($8.9M), and income tax expense ($22.3M), adjusted for stock-based compensation ($12.9M), accretion of asset retirement obligations ($1.4M) and idle mine costs ($4.0M).

•        Adjusted EBITDA for 2022 is calculated as EBITDA of $194.2M, comprised of net income of $116.0M, plus depreciation, depletion, and amortization ($41.2M), net interest expense ($6.8M), and income tax expense ($30.2M), adjusted for stock-based compensation ($8.2M), charitable contributions ($1.0M), accretion of asset retirement obligations ($1.1M) and Berwind mine idle costs ($9.5M).

•   Adjusted EBITDA for 2021 is calculated as EBITDA of $73.2M, comprised of net income of $39.8M, plus depreciation, depletion, and amortization ($26.2M), net interest expense ($2.6M), and income tax expense ($4.6M), adjusted for stock-based compensation ($5.3M) and accretion of asset retirement obligations ($0.6M).

Comparative Disclosure

The following graph sets forth the relationship between TSR and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021. TSR is shown on a combined basis for both classes of common stock in 2025.

CAP and TSR
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
2021
2022
2023
2024
2025
PEO CAP
Average CAP for Non-PEO NEOs
TSR

The following graph sets forth the relationship between Net Income and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021.

CAP and Net Income
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$-
$(20,000,000)
$(40,000,000)
$(60,000,000)
2021
2022
2023
2024
2025
PEO CAP
Average CAP for Non-PEO NEOs
Net Income

The following graph sets forth the relationship between Adjusted EBITDA and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021.

CAP and Adjusted EBITDA
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
2021
2022
2023
2024
2025
PEO CAP
Average CAP for Non-PEO NEOs
Adjusted EBITDA

The following graph sets forth the relationship between our TSR and our peer group TSR for the years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021. TSR is shown on a combined basis for both classes of common stock in 2023-2025.

REGISTRANT TSR TO PEER TSR
$800
$700
$600
$500
$400
$300
$200
$100
$-
2021
2022
2023
2024
2025
TSR
Peer TSR

Financial Performance Measures

The four items listed below measure the most important metrics used to link CAP to Company performance for the 2025 fiscal year as further described in the section titled “Annual Cash Incentive Bonus” of the Compensation Discussion and Analysis.

Most Important Performance Measures
Adjusted EBITDA
Cost of Coal Sales Per Ton
Safety - TRIR
Environmental

PAY RATIO

The following information is provided regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (“CEO”). As of December 31, 2025, we had approximately 900 employees, all of whom are in the United States.

We identified our median employee for 2025 by examining the taxable wages of each individual employed by the Company as of December 31, 2025, excluding our CEO, as reported in Box 1 on Internal Revenue Service Form W-2. We did not annualize compensation of employees who were employed by us less than a full year. Upon identifying the median employee, we then calculated annual total compensation for this individual in the same manner as the total column shown for our NEOs in the “Summary Compensation Table for 2025” within this Proxy Statement.

The annual total compensation of our median employee for 2025 was $117,751. As disclosed in the “Summary Compensation Table for 2025,” our CEO’s annual total compensation for 2025 was $9,206,767. Therefore, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 78 to 1.

REPORT OF THE AUDIT, FINANCE AND INVESTMENT COMMITTEE

The Audit, Finance and Investment Committee (the “Audit Committee”) assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ramaco Resources. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and evaluation of the Company’s independent external audit firm retained to audit Ramaco Resources’ financial statements. Additional information regarding the Audit Committee responsibilities is provided in the Audit Committee charter, which is available at www.ramacoresources.com.

The Audit Committee is composed of three directors, each of whom is independent under the applicable Nasdaq listing standards. The relevant experience and qualifications of the directors is described in director biographies included in this Proxy Statement. After reviewing qualifications and evaluating independence and past performance, the Audit Committee retained the registered accounting firm of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent auditor (the “independent auditor”) in order to audit, and express an opinion on, the financial statements of the Company for the year ending December 31, 2025.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, and (b) has discussed with the independent accountant the independent accountant’s independence. The Audit Committee reviewed with the independent auditor the audit plans, audit scope and identification of audit risks. The Audit Committee discussed and reviewed with the independent auditor all communications and other matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (“SEC”), including those described in PCAOB AS 1301, as amended (Communication with Audit Committees).

Management has the responsibility for the preparation of Ramaco Resources’ financial statements and for its internal controls and has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor has the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of Ramaco Resources as of and for the fiscal year ended December 31, 2025, separately and together with management and the independent auditor. The Audit Committee also reviewed and discussed, separately and together with management and the independent auditor, management’s report on internal control over financial reporting and the independent auditor’s examination of and report on the quality and adequacy of Ramaco Resources’ internal control over financial reporting and the testing of those controls.

Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board that Ramaco Resources’ audited financial statements for the fiscal year ended December 31, 2025, be included in its Annual Report on Form 10-K for filing with the SEC.

Audit, Finance and Investment Committee* Richard M. Whiting, Chairman Michael R. Graney David E.K. Frischkorn, Jr.

*        C. Lynch Christian III was a member of the Audit Committee until February 19, 2026

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. Our shareholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the shareholders, we will reassess our selection of auditors. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Changes in Independent Public Accountants

Cherry Bekaert LLP (“Cherry Bekaert”) served as the Company’s registered public accounting firm for the year ended December 31, 2023, and served in such capacity since 2022 (such date takes into account the acquisition of MCM CPAs & Advisors LLP (“MCM”) by Cherry Bekaert effective October 31, 2023). On June 5, 2024, the Company notified Cherry Bekaert of its dismissal, effective June 5, 2024, as the Company’s independent registered public accounting firm.

In connection with the change in accounting firms from MCM to Cherry Bekaert, the Company provided Cherry Bekaert with a copy of its current report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC and requested that Cherry Bekaert furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Cherry Bekaert was filed in the Company’s Current Report on Form 8-K filed on November 6, 2023, as Exhibit 16.1 thereto.

The reports of Cherry Bekaert on the financial statements of the Company for the fiscal years ended December 31, 2023 and 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change the independent registered public accounting firm was approved by the Audit Committee.

During the period from April 19, 2022, through June 5, 2024, the period during which Cherry Bekaert was engaged as the Company’s independent registered public accounting firm, there were no disagreements between the Company and Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert, would have caused Cherry Bekaert to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the period from April 19, 2022, through June 5, 2024, the period during which Cherry Bekaert was engaged as the Company’s independent registered public accounting firm, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, there was a material weakness in internal control over financial reporting for the fiscal year ended December 31, 2023, in the Company’s financial reporting related to a pervasive lack of sufficient documentation of accounting policies, procedures and controls which does not allow management to effectively assess its relevant risks and key controls to properly test for design and operating effectiveness. This reportable event was discussed among the Audit Committee and Cherry Bekaert. Cherry Bekaert has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided Cherry Bekaert with a copy of its Current Report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC and requested that Cherry Bekaert furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Cherry Bekaert was filed in the Company’s Current Report on Form 8-K filed on June 11, 2024, as Exhibit 16.1 thereto.

On June 6, 2024, the Company appointed Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

During the period from January 1, 2022, through June 6, 2024, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Principal Accounting Firm Fees

Aggregate fees related to services provided to Ramaco Resources for the fiscal years ended December 31, 2025 and 2024 by Ramaco Resources’ principal accounting firm for those years, Grant Thornton, are set forth below.

	Year Ended December 31,
	2025	2024
Audit fees(1)	$1,390,212	$1,257,810
Audit-related fees	—	—
Total audit and audit-related fees	1,390,212	1,257,810
Tax fees	—	—
All other fees	—	—
Total fees	$1,390,212	$1,257,810

(1)     Amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements, statutory audits, attest services and regulatory filings. For 2025, including $326,550 for fees related to the issuance of the Company’s Senior Notes due 2030, Convertible Senior Notes due 2031 and 2025 Class A common stock offering.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided our independent registered public accounting firm. The policy requires that all services our independent registered public accounting firm provides to us be pre-approved by the Audit Committee. The Audit Committee approved all services provided by Grant Thornton during 2025.

During 2025, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

Required Vote

The approval of this Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the effect of a vote against this proposal.

Recommendation.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

ITEM 3: APPROVAL OF AN AMENDMENT TO THE RAMACO RESOURCES, INC. LONG-TERM INCENTIVE PLAN

On February 19, 2026, our Board approved an amendment to the Ramaco Resources, Inc. Long-Term Incentive Plan (the “LTIP”) to increase the number of shares authorized under the LTIP from 10,937,425 shares of Class A common stock to 14,937,425 shares of Class A common stock (the “LTIP Amendment”), subject to the receipt of stockholder approval, which the Company is seeking at this stockholders’ meeting.

Overview

The LTIP was initially approved by our Board on January 12, 2017, to provide incentives that would attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. Following adoption of the LTIP, the Company received approval, via written consent in lieu of a meeting of stockholders, from holders representing approximately 51.29% of the Company’s voting power to amend the LTIP to increase the number of shares of Class A common stock issuable under the LTIP from 6,937,425 to 10,937,425 and extend the LTIP’s expiration to February 23, 2032 (the “First Amendment”), which amendment had been approved by the Board on December 8, 2021. The First Amendment became effective February 23, 2022. We have not approved an increase in the number of shares authorized for issuance under LTIP since the First Amendment was adopted.

As a result of the Company reclassifying its then-existing common stock as Class A common stock and creating the new Class B common stock in June 2023, the LTIP Amendment also clarifies that following the adoption of this dual-class common stock capital structure, all shares of common stock subject to the LTIP are shares of Class A common stock.

We believe that this proposed increase in the number of shares authorized under the LTIP from 10,937,425 shares of Class A common stock (of which 2,668,501 remain available for issuance) to 14,937,425 shares of Class A common stock, will provide a sufficient number of shares for future grants under the LTIP for the next several years. Last year, the LTIP represented an overhang of approximately 16%.

As of the Record Date, the proposed amended LTIP would provide a total of 6,668,501 shares of Class A common stock that may be issued under the LTIP, including the proposed increase of 4,000,000 Class A common stock. This represents an overhang of 15.0% (sum of 2,891,146 shares in the LTIP underlying outstanding awards and 6,668,501 available for grant under the LTIP, divided by the sum of the fully diluted shares of Class A common stock outstanding (54,307,004 shares) plus 9,559,647 shares allocated to the LTIP).

The principal features of the LTIP, as amended, are summarized below. A copy of the LTIP, as amended and restated to reflect the LTIP Amendment and the First Amendment is attached hereto as Appendix A.

Reasons For and General Effect of the LTIP Amendment

In order to enhance the Company’s flexibility to make awards, our Board determined to increase the number of shares authorized under the LTIP from 10,937,425 shares of Class A common stock to 14,937,425 shares of Class A common stock. In addition, increasing the number of shares authorized for issuance under the LTIP helps ensure our ability to continue to grant incentive equity awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are valued assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. The LTIP is the sole active plan for providing equity incentive compensation.

DESCRIPTION OF THE PLAN

Administration

The LTIP is administered by the Compensation Committee of our Board. Among the Compensation Committee’s powers is to designate eligible participants under the LTIP; determine the type or types of awards to be granted to eligible participants; determine the number of shares or amount of cash to be covered by awards; determine the terms and conditions of any award, including whether, to what extent and under what circumstances awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals); modify, waive or adjust any term or condition of an award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the award, early termination of a performance period, or modification of any other condition or limitation regarding an Award; determine the treatment of an award upon a termination of employment or other service relationship; impose a holding period with respect to an award or the shares received in connection with an award; interpret and administer the LTIP and any award agreement; correct any defect, supply any omission or reconcile any inconsistency in the LTIP, in any award, or in any award agreement; and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the LTIP.

Available Shares

As amended, and subject to adjustments in the event of certain transactions or changes of capitalization in accordance with the LTIP, 6,668,501 shares of Class A common stock are reserved and available for delivery with respect to awards under the LTIP, and such total shall be available for the issuance of shares of Class A common stock upon the exercise of incentive stock options as of the Record Date. Class A common stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares of Class A common stock and shares of Class A common stock withheld to pay the exercise price of, or to satisfy the withholding obligations with respect to, an award will again be available for delivery pursuant to other awards under the LTIP. The shares of Class A common stock to be delivered under the LTIP shall be made available from (a) authorized but unissued shares of Class A common stock, (b) Class A common stock held in the treasury of the Company, or (c) previously issued shares of Class A common stock reacquired by the Company, including shares purchased on the open market.

The number of shares that will be available for issuance under the LTIP may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of Class A common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the LTIP or covered by grants previously made under the LTIP.

Individual Share Limits

Any award granted to a Covered Employee (as defined in the LTIP) during any calendar year may not exceed 500,000 shares of Class A common stock or to the extent such award is designated to be paid only in cash and is not based on a number of shares of Class A common stock, having a maximum grant date fair value of $10,000,000.

Eligibility for Participation

Directors serving on our Board, as well as officers, employees of, and any other person who provides services to, us or any of our affiliates will be eligible to receive awards under the LTIP. As of April 20, 2026, approximately 6 non-employee directors, 32 officers and 56 employees of the Company and its affiliates are eligible to participate in the LTIP.

Award Agreement

Awards granted under the LTIP will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Stock Options

The Compensation Committee is able to grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of our Class A common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our Class A common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee is able to grant stock appreciation rights, which we refer to as SARs, either with or without an option. A SAR is a right to receive a payment in shares of our Class A common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our Class A common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the fair market value of our Class A common stock on the date of grant. The Compensation Committee will also be able to grant limited SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the LTIP, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock

The Compensation Committee is able to award shares of restricted Class A common stock. Except as otherwise provided by the Compensation Committee upon the award of restricted Class A common stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted Class A common stock and, conditioned upon full vesting of shares of restricted Class A common stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee will be able to determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted Class A common stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted Class A common stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based restricted stock may be based on one or more of the objective criteria set forth on Exhibit A to the LTIP and are discussed in general below.

Other Stock-Based Awards

The Compensation Committee is able to, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the LTIP that are payable in cash or denominated or payable in or valued by shares of our Class A common stock or factors that influence the value of such shares. The Compensation Committee will be able to determine the terms and conditions of any such other awards.

Cash-Based Awards

The Compensation Committee is able to grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee will be able to accelerate the vesting of such award in its discretion.

Performance Awards

The Compensation Committee is able to grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee will be able to, at or after grant, accelerate the vesting of all or any part of any performance award.

If a performance award is granted that is designated as performance-based compensation within the meaning of Section 162(m) of the Code, the grant, exercise, vesting and/or settlement of such award will be contingent upon achievement of one or more of the following business criteria for us, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or our operating areas (except with respect to the total stockholder return and earnings per share criteria): (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discounted asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) production volumes, production growth, or debt-adjusted production growth; (9) general and administrative expenses; (10) capital expenditures, operating costs (including lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (11) net asset value; (12) fair market value of our common stock, share price, share price appreciation, total stockholder return or payments of dividends; (13) achievement of savings from business improvement projects and achievement of capital projects deliverables; (14) working capital or working capital changes; (15) operating profit or net operating profit; (16) internal research or development programs; (17) geographic business expansion; (18) corporate development (including licenses, innovation, research or establishment of third party collaborations); (19) performance against environmental, ethics or sustainability targets; (20) safety performance and/or incident rate; (21) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (22) satisfactory internal or external audits; (23) consummation, implementation or completion of a change in control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (24) regulatory approvals or other regulatory milestones; (25) legal compliance or risk reduction; (26) mining results; (27) market shares; (28) economic value added; or (29) cost reduction targets. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure, on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

Recapitalization.

In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, our Compensation Committee shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the LTIP, (ii) the number or kind of shares or amount of cash subject to an award, (iii) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (iv) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.

Change in Control

In connection with a change in control, as defined in the LTIP, the Compensation Committee is able to accelerate vesting of outstanding awards under the LTIP. In addition, such awards may be, in the discretion of the committee, (1) accelerate the time of exercisability of an award so that such award may be exercised in full or in part for a limited period of time on or before a date specified by the Compensation Committee, after which specified date all unexercised awards and all rights of holders thereunder shall terminate; (2) redeem in whole or in part outstanding awards by requiring the mandatory surrender to us by selected holders of some or all of the outstanding awards held by such holders (irrespective of whether such awards are then vested or exercisable) as of a date, specified by the Compensation Committee, in which event the Compensation Committee shall thereupon cancel such awards and pay to each holder an amount of cash or other consideration per award (other than a dividend equivalent or cash award, which the Compensation Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Compensation Committee in its discretion) equal to the change in control price, less the exercise price with respect to an Option and less the grant price with respect to a SAR, as applicable to such awards; provided, however, that to the extent the exercise price of an Option or the grant price of an SAR exceeds the change in control price, such award may be cancelled for no consideration; (3) cancel awards that remain subject to a restricted period as of the date of a change in control or other such event without payment of any consideration to the participant for such awards; or (4) make such adjustments to awards then outstanding as the Compensation Committee deems appropriate to reflect such change in control or other such event (including the substitution, assumption, or continuation of awards by the successor company or a parent or subsidiary thereof).

Stockholder Rights

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our Class A common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination

The LTIP will automatically expire on the tenth anniversary of its effective date, as amended. Notwithstanding any other provision of the LTIP, our Board will be able to, at any time, amend any or all of the provisions of the LTIP, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the LTIP, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be materially and adversely affected without the consent of such participant.

No Repricing

Awards may be granted under the LTIP in substitution or exchange for any other award granted under the LTIP or under another plan of the Company or an affiliate, or any other right of a person to receive payment from the Company or an affiliate. Awards may also be granted under the LTIP in substitution for awards held by individuals who become eligible participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate, and any such substitute awards that are Options or SARs may have an exercise price that is less than the fair market value of a share of Class A common stock on the date of substitution if such substitution complies with applicable tax, legal and exchange requirements. Except in connection with the issuance of such substitute awards or in connection with adjustments to awards as a result of a recapitalization or other transaction or event described in the LTIP, without the approval of the stockholders of the Company, the terms of outstanding awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any Option or SAR for shares of Class A common stock, cash or other consideration when the exercise price or grant price per share of Class A common stock under such Option or SAR exceeds the fair market value of a share of Class A common stock, or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Class A common stock is listed.

Transferability

Awards granted under the LTIP generally will be nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee will be able to provide for the transferability of certain awards by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Compensation Committee may from time to time establish, and pursuant to a domestic relations order entered or approved by a court of competent jurisdiction.

Recoupment of Awards

The LTIP provides that awards granted under the LTIP are subject to any recoupment or clawback policy that we may have in place.

U.S. Federal Tax Consequences

Under the Code as currently in effect, a grant under the LTIP of options, SARs, restricted stock, or restricted stock units would have no federal income tax consequence at the time of grant. All amounts taxable as ordinary income to participants under the LTIP in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by the Code.

Options and SARs.

Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a SAR, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an incentive stock option that a participant has held for at least two (2) years after the date of grant and at least one (1) year after the date of exercise, the participant will not have taxable income, except that the alternative minimum tax may apply. When there is a disposition of the shares subject to the incentive stock option, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one (1) year after the option was exercised.

Restricted Stock.

Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to the participant as ordinary income when it becomes vested.

Restricted Stock Units.

When shares of Class A common stock with respect to restricted stock unit awards are delivered to the participant, the value of the shares is taxable to the participant as ordinary income.

Cash-based awards.

When payment of a cash-based award is made, the participant will recognize ordinary income on such payment.

The preceding discussion does not constitute tax advice, is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the LTIP. A participant may also be subject to state, local and foreign taxes in connection with the grant of awards under the LTIP. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

New Plan Benefits

The benefits that will be awarded or paid under the LTIP, as amended, cannot currently be determined. Awards granted under the LTIP are within the discretion of the Compensation Committee, and the committee has not determined future awards or who might receive them. As of April 20, 2026, the closing price of a share of Class A common stock was $14.07.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of Ramaco common stock subject to equity awards that have been granted (even if not currently outstanding) under the LTIP, as amended, for the period from January 12, 2017 (the date the LTIP became effective) through April 20, 2026, including stock options

Name and Position	Number of Units
Randall W. Atkins, Chief Executive Officer	3,228,015
Jeremy R. Sussman, Chief Financial Officer	961,694
Christopher L. Blanchard	1,039,338
Jason T. Fannin	602,404
Paul B. Horn, Jr.	312,875
Executive Group:	2,948,417
Non-Executive Director Group:	679,147
Non-Executive Officer Employee Group:	1,459,838
All Others:	867,538

Equity Compensation Plan Information

The following table provides certain information with respect to our LTIP as of December 31, 2025, the only equity compensation plan in effect as of December 31, 2025, which was approved by our existing shareholders prior to our initial public offering.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of Securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	3,538,161	$5.34	3,288,327
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	3,538,161	$5.34	3,288,327

(1)     Includes outstanding stock options as well as unvested awards of restricted stock, restricted stock units, and target performance stock units.

(2)     Exercise price is applicable only to stock options. This is not applicable to restricted stock awards, restricted stock units, or performance stock units.

(3)     The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. The shares remaining available for issuance generally may be used for any of these types of awards.

Required Vote

The approval of this Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions have the effect of a vote against this Proposal 3 and broker non-votes will not affect the outcome of the vote.

Recommendation

The Board of Directors recommends a vote FOR the approval of an amendment to the LTIP to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares.

ITEM 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, the Company is asking shareholders to approve, in a non-binding advisory vote, the compensation of its named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

At our annual meeting of shareholders held on June 27, 2023, our shareholders voted to adopt the recommendation of our Board to hold an advisory vote to approve the compensation of our Named Executive Officers at our annual meeting of shareholders every one year. It is anticipated that the next advisory vote to determine the frequency of future advisory votes to approve the compensation of our Named Executive Officers will be presented at our annual meeting of shareholders in 2029.

The Company urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail the Company’s compensation philosophy and how the compensation programs operate and are designed to achieve the Company’s business and compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and disclosures, which provide detailed information on the compensation of the Company’s named executive officers.

The Company asks shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the compensation tables and related narrative.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. However, as this is an advisory vote, the results will not be binding on the Company, the Board or the Compensation Committee, and will not require us to take any action. The final decision on the compensation of the Company’s named executive officers remains with the Compensation Committee and the Board, although the Compensation Committee and the Board will consider the outcome of this vote when making compensation decisions.

Required Vote

The approval of this Proposal 4 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions have the effect of a vote against this proposal. Broker non-votes, if any, will not affect the outcome of the vote.

Recommendation

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

GENERAL INFORMATION

In accordance with the SEC’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2025, to you online with paper copies available, free of charge, upon request.

On or about April 27, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable.

The Proxy Statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our Common Stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for 2027 Annual Meeting

We intend to file a proxy statement with the SEC in connection with the Board’s solicitation of proxies for our 2027 Annual Meeting of Shareholders. Unless the Board determines otherwise, the 2027 Annual Meeting of Shareholders will be held on or about June 10, 2027.

Any shareholder who intends to present a proposal at the 2027 Annual Meeting of Shareholders and who requests inclusion of the proposal in Ramaco Resources’ Proxy Statement and form of proxy in accordance with SEC Rule 14a-8 must file such proposal with us at our principal executive offices (Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507) no later than February 10, 2027.

For shareholder proposals to be introduced for consideration at the 2027 Annual Meeting of Shareholders other than pursuant to Rule 14a-8, such proposals or notice of nominations must be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day prior to, June 10, 2027 (the one-year anniversary of the 2026 Annual Meeting). Accordingly, any such notice must be received no earlier than February 10, 2027, and no later than March 12, 2027, and must otherwise satisfy the requirements of our Bylaws.

In addition to satisfying the foregoing requirements and those set forth under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027 (i.e., the date that is 60 calendar days prior to the anniversary date of this annual meeting of shareholders). The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

In the event the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or 60 days after June 10, 2027, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and any persons who own more than ten percent of our equity securities to file reports of ownership and changes in ownership with the SEC. All directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations of our officers and directors, during 2025, all Section 16(a) reports applicable to our officers and directors were filed on a timely basis other than the inadvertent late filing by Mr. Jones on March 11, 2025, reporting one transaction and the receipt of a stock dividend.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and notice may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary either by calling (859) 244-7455 or by mailing a request to Attn: Secretary, 250 West Main Street, Suite 1900, Lexington, Kentucky 40507. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and notice. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of Proxy Statements may request to receive a single Notice of Internet Availability or a single copy of Proxy Statements in the future in the same manner as described above.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2025, accompanies the proxy material being mailed or made available to all shareholders. The Annual Report is not part of the proxy solicitation material.

We will provide, without charge, to each shareholder from whom proxies are solicited, upon the written request of any such shareholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 (including the financial statements and financial statement schedules required to be filed therewith but excluding exhibits thereto). We will also furnish copies of the exhibits to the Annual Report on Form 10-K upon written request and payment of a reasonable fee. Requests can be made by writing to: Secretary, Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507.

By Order of the Board of Directors,

Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors
April 27, 2026

APPENDIX A

RAMACO RESOURCES, INC. LONG-TERM INCENTIVE PLAN

(As amended and restated June 10, 2026)

1.         Purpose. The purpose of the Ramaco Resources, Inc. Long-Term Incentive Plan (the “Plan”) is to provide a means through which (a) Ramaco Resources, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for granting Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, Performance Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.         Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)        “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)        “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, as amended or any successor accounting standard.

(c)        “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Substitute Award or Performance Award, together with any other right or interest, granted under the Plan.

(d)        “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)        “Board” means the Board of Directors of the Company.

(f)         “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)        “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i) A “change in the ownership” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(i), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)), acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

(ii) A “change in the effective control” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby either (A) any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(ii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii) A “change in the ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(iii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

The preceding provisions of this Section 2(g) are intended to merely summarize the provisions of Treasury Regulation § 1.409A-3(i)(5) and, to the extent that the preceding provisions of this Section 2(g) do not incorporate fully all of the provisions (or are otherwise inconsistent with the provisions) of Treasury Regulation § 1.409A-3(i)(5), then the relevant provisions of such Treasury Regulation shall control. In addition, for purposes of this Section 2(g) and except as otherwise provided in an Award Agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Stockholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Stockholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

(h)        “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share fair market value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)         “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)         “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)        “Covered Employee” means an Eligible Person who is (i) a “covered employee” within the meaning of Section 162(m) or (ii) designated by the Committee, at the time of grant of a Performance Award or at any subsequent time, as reasonably expected to be a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid.

(l)         “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)       “Effective Date” means the date on which the Plan is approved by the Board.

(n)        “Eligible Person” means any individual who, as of the date of grant of an Award (other than a Substitute Award), is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(p)        “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(q)        “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)         “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(s)        “Nonstatutory Option” means an Option that is not an ISO.

(t)         “Option” means an option granted to an Eligible Person under Section 6(b), to purchase Stock that may either be an ISO or a Nonstatutory Option.

(u)        “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v)        “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w)       “Performance Award” means an award granted to an Eligible Person under Section 6(k), the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.

(x)        “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3, (ii) following expiration of the Transition Period (as defined below), an “outside director” within the meaning of Section 162(m), and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(y)        “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(z)        “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(aa)      “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(bb)      “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(cc)      “SEC” means the Securities and Exchange Commission.

(dd)      “Section 162(m)” means Section 162(m) of the Code and Treasury Regulation § 1.162-27, as amended from time to time, and any other guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(ee)      “Section 162(m) Award” means a Performance Award granted under Section 6(k)(i) to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

(ff)        “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(gg)      “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(hh)      “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(ii)        “Substitute Award” means an Award granted under Section 6(j).

3.         Administration.

(a)        Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)         designate Eligible Persons as Participants;

(ii)        determine the type or types of Awards to be granted to an Eligible Person;

(iii)        determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)       determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)        modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)       determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)       impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)      interpret and administer the Plan and any Award Agreement;

(ix)       correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)        make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)        Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (i) an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or (ii) a Section 162(m) Award, may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (B) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company so long as such Award is not a Section 162(m) Award.

(c)        Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan; provided, however, that such individuals may not be delegated the authority to (i) grant or modify any Awards that will, or may, be settled in Stock or (ii) take any action that would cause Section 162(m) Awards to fail to so qualify, if applicable.

(d)        Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)        Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.         Stock Subject to Plan.

(a)        Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 14,937,425 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.

(b)        Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)        Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards), to the extent of any such cancellation, shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b), except that if any such shares could not again be available for Awards granted to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4, but will remain subject to the limitations in Section 5 to the extent required to preserve the status of any Award intended to be a Section 162(m) Award.

(d)        Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.         Eligibility; Per Person Award Limitations.

(a)        Awards may be granted under the Plan only to Eligible Persons.

(b)        Beginning with the calendar year in which the Transition Period expires and for each calendar year thereafter, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards (i) to the extent such Award is based on a number of shares of Stock (including Awards that may be settled in either cash or shares of Stock) relating to more than 500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, and (ii) to the extent such Award is designated to be paid only in cash and is not based on a number of shares of Stock, having a maximum value determined on the date of grant in excess of $10,000,000, in each case multiplied by the number of full or partial fiscal or calendar years, as applicable, in any performance period established with respect to an Award, if applicable, up to a maximum of five fiscal or calendar years. If an Award is cancelled, then the cancelled Award shall continue to be counted toward the applicable limitation in this paragraph to the extent required by Section 162(m).

6.         Specific Terms of Awards.

(a)        General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)        Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)         Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(ii)        Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

(iii)        ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)        SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)         Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)        Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR. Notwithstanding the foregoing, the grant price of an SAR may be less than 100% of the Fair Market Value per share of Stock subject to an SAR as of the date of grant of the SAR if the SAR (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(iii)        Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)       Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)        Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)         Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)        Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)        Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)         Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)        Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)         Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)        Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)        Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)         Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(j)         Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of a person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

(k)        Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(k)(i). Performance goals may differ among Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(i)         Section 162(m) Awards. If the Committee determines in its discretion that a Performance Award granted to a Covered Employee shall be designated as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(k)(i); provided, however, that nothing in this Section 6(k) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards or other Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(A)        Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(B)        Business Criteria for Performance Goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) production volumes, production growth, or debt-adjusted production growth; (9) general and administrative expenses; (10) capital expenditures, operating costs (including lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (11) net asset value; (12) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends; (13) achievement of savings from business improvement projects and achievement of capital projects deliverables; (14) working capital or working capital changes; (15) operating profit or net operating profit; (16) internal research or development programs; (17) geographic business expansion; (18) corporate development (including licenses, innovation, research or establishment of third party collaborations); (19) performance against environmental, ethics or sustainability targets; (20) safety performance and/or incident rate; (21) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (22) satisfactory internal or external audits; (23) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (24) regulatory approvals or other regulatory milestones; (25) legal compliance or risk reduction; (26) mining results; (27) market shares; (28) economic value added; or (29) cost reduction targets. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day or ton of coal), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

(C)       Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events or occurrences during the relevant performance period, which may mean excluding the impact of one or more events or occurrences, as specified by the Committee, for such performance period so long such events are objectively determinable. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m).

(D)       Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m), the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Section 6(k)(i)(B) and, if desired, the effect of any events set forth in Section 6(k)(i)(C).

(E)        Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of one or more performance goals with respect to business criteria selected from the list set forth in Section 6(k)(i)(B) during the given performance period, as specified by the Committee in accordance with Section 6(k)(i)(D). The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria. If a pool is established, the Committee shall also establish the maximum amount payable to each Covered Employee from the pool for each performance period.

(F)        Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under Section 162(m), after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount.

(G)       Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (1) the establishment of performance goals and performance period with respect to the selected business criteria, (2) the establishment of the objective formula used to calculate the amount of cash or Stock payable, if any, based on the level of achievement of such performance goals, and (3) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing.

(H)       Options and SARs. Notwithstanding the foregoing provisions of this Section 6(k)(i), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of one or more pre-established performance goal or goals with respect to business criteria set forth in Section 6(k)(i)(B).

(ii)        Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m), in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of the Plan as in effect on the date of adoption of any Award Agreement relating to a Section 162(m) Award does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything to the contrary in Section 6(k)(i) or elsewhere in the Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation § 1.162-27(f), which may be relied upon until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation § 1.162-27(h)(1)(iii); (ii) the delivery of the total number of shares of Stock set forth in Section 4(a); or (iii) the first meeting of stockholders of the Company at which directors are to be elected that occurs after December 31, 2020 (the “Transition Period”), and during the Transition Period, Awards granted to Covered Employees under the Plan shall only be required to comply with the transition relief described in Treasury Regulation § 1.162-27(f).

7.         Certain Provisions Applicable to Awards.

(a)        Limit on Transfer of Awards.

(i)         Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)        Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)        To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv)       An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)        Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)        Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)        Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)        Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.         Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)        Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)        Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)        Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)         If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)        If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)        Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)        Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)         accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)        redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii)        cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv)       make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.         General Provisions.

(a)        Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)        Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible

Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)        Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in the State of Delaware.

(d)        Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act), Section 162(m) (with respect to any Section 162(m) Award) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 162(m) (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3 or Section 162(m)) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)        Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)         Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not constitute “performance-based compensation” under Section 162(m). Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)        Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(h)        Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)         Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)         Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)        Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s

“separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)         Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)       Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)        Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is February 23, 2032 (the “Plan Expiration Date”). However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.       Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

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RAMACO RESOURCES, INC. 250 WEST MAIN STREET SUITE 1900 LEXINGTON, KY 40507 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/METC2026 You may attend the meeting via the Internet and vote during the meeting. You will need the 16-digit control number that is printed in the box marked by the arrow and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RAMACO RESOURCES, INC. The Board of Directors recommends you vote FOR ALL the nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1. Election of Directors Nominees: 01) Bryan H. Lawrence 02) David E. K. Frischkorn, Jr. 03) Michael R. Graney The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. 3. To approve an amendment to the Ramaco Resources, Inc. Long-Term Incentive Plan (“LTIP”) to increase the number of shares of Class A common stock subject to the LTIP by an additional 4,000,000 shares. 4. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V87812-P47664 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2025 Annual Report are available at www.proxyvote.com RAMACO RESOURCES, INC. Annual Meeting of Shareholders June 10, 2026 11:30 AM ET This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Richard M. Whiting as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to act and vote, as designated on the reverse side of this ballot, all Class A and Class B shares of RAMACO RESOURCES, INC. that the shareholder(s) is/are entitled to vote at the Virtual Annual Meeting of Shareholders to be held at 11:30 AM, ET on June 10, 2026, via live webcast at www.virtualshareholdermeeting.com/METC2026, and any adjournment or postponement thereof. Receipt of the Notice & Proxy Statement dated April 27, 2026, is acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side